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Exhibit 4.1

EXECUTION VERSION

WELLCARE HEALTH PLANS, INC.
$750,000,000
5.375% SENIOR NOTES DUE 2026
__________________________
INDENTURE
DATED AS OF AUGUST 13, 2018
__________________________
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
AS TRUSTEE
__________________________

i

NOTE: This Table of Contents shall not, for any purpose, be deemed to be a part of this Indenture.

This INDENTURE dated as of August 13, 2018, is by and between WellCare Health Plans, Inc., a Delaware corporation (the “Issuer”), and The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee (the “Trustee”).
WHEREAS, all things and acts necessary to make this Indenture the legal, valid and binding obligation of the Issuer have been done.
For and in consideration of the premises and purchase by the Holders (as defined herein) of (a) $750,000,000 aggregate principal amount of the Issuer’s 5.375% Senior Notes due 2026 (the “Initial Notes”) issued on the Issue Date under this Indenture and (b) any Additional Notes (as defined herein) that may be issued from time to time after the Issue Date, it is mutually covenanted and agreed, for the equal and ratable benefit of the Holders of the Notes, as follows:
ARTICLE I.
DEFINITIONS AND INCORPORATION BY REFERENCE
Section 1.01    Definitions.
“Acquired Debt” means, with respect to any specified Person:
(1)    Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and
(2)    Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.
“Additional Notes” means, subject to the Issuer’s compliance with Section 4.08, any additional 5.375% Senior Notes due 2026 issued from time to time after the Issue Date under the terms of this Indenture other than pursuant to Sections 2.08, 2.09, 2.12, 3.06 or 9.04 of this Indenture (it being understood that any Notes issued in exchange for or replacement of any Initial Note issued on the Issue Date shall not be an Additional Note).
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.
“Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:

(1)    1.0% of the then outstanding principal amount of such Note; or
(2)    the excess, if any, of
(a)    the present value at such Redemption Date of (i) the Redemption Price of the Note at August 15, 2021 (such Redemption Price being set forth in Paragraph 5 of such Note); plus (ii) all required interest payments due on the Note through August 15, 2021 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over;
(b)    the then outstanding principal amount of the Note.
“ASC” means the Financial Accounting Standards Board’s Accounting Standards Codification.
“Applicable Procedures” means, with respect to any transfer, redemption or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer, redemption or exchange.
“Asset Sale” means the sale, lease, transfer, conveyance or other disposition of any assets, other than sales, leases, transfers, conveyances or other dispositions of assets, products, services, accounts receivable or inventory in the ordinary course of business; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries taken as a whole will be governed by the provisions of this Indenture described in Section 4.15 hereof and/or the provisions described in Section 5.01 hereof and not by the provisions described under Section 4.11 hereof.
Notwithstanding the preceding, the following items will not be deemed to be Asset Sales:
(1)    any single transaction or series of related transactions that involves assets having a Fair Market Value of less than the greater of (a) $125.0 million and (b) 1.0% of Consolidated Total Assets;
(2)    a sale, lease, transfer, conveyance or other disposition of assets between or among the Issuer and Restricted Subsidiaries of the Issuer;
(3)    an issuance of Equity Interests by a Restricted Subsidiary to the Issuer or to another Restricted Subsidiary of the Issuer;
(4)    a sale, lease, transfer, conveyance or other disposition effected in compliance with Section 5.01;
(5)    a Restricted Payment or Permitted Investment that does not violate Section 4.09;
(6)    the disposition of Equity Interests in Permitted Joint Ventures;
(7)    a transfer of property or assets that are obsolete, damaged or worn out equipment and that are no longer useful in the conduct of the Issuer or its Subsidiaries’ business (including the abandonment or other disposition of intellectual property that is, in the reasonable judgment of the Issuer, no longer economically practicable to maintain or useful in the conduct of the business of the Issuer and its Restricted Subsidiaries taken as a whole);
(8)    a Sale/Leaseback Transaction;
(9)    the disposition of Receivables and Related Assets in a Qualified Securitization Transaction;
(10)    any Asset Swap;
(11)    the disposition of any Permitted Market Investment;
(12)    the unwinding of any Hedging Obligations;
(13)    the termination, surrender or sublease of leases (as lessee), licenses (as licensee), subleases (as sublessee) and sublicenses (as sublicensee) in the ordinary course of business or consistent with past practice;
(14)    the sale or other disposition of cash or Cash Equivalents;
(15)    transfers, conveyances or other dispositions of any real property resulting from any condemnation or eminent domain;
(16)    the settlement or write-off of accounts receivable in the ordinary course of business or consistent with past practice;
(17)    any surrender or waiver of contract rights or the settlement, release, recovery on or surrender of contract, tort or other claims of any kind;
(18)    the granting of Liens not prohibited by Section 4.10 hereof;
(19)    the lease, sublease or license or sublicense in the ordinary course of business or consistent with past practice of real or personal property, including patents, trademarks and other intellectual property rights that do not materially interfere with the business of the Issuer or any of its Restricted Subsidiaries (as determined in good faith by an officer of the Issuer);
(20)    the settlement or early termination of any Permitted Bond Hedge Transaction and the settlement or early termination of any related Permitted Warrant Transaction;
(21)    any issuance of preferred stock in compliance with Section 4.08;
(22)    transactions entered into in order to consummate a Permitted Tax Restructuring; and
(23)    the sale or other disposition in respect of premium receivables greater than ninety (90) days past due.
“Asset Swap” means any substantially contemporaneous (and in any event occurring within 180 days of each other) purchase and sale or exchange of any properties or assets or interests used or useful in a Permitted Business between the Issuer or any of its Restricted Subsidiaries and another

Person; provided, that any cash received from such purchase and sale or exchange must be applied in accordance with Section 4.11 hereof.
“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors, or the law of any other jurisdiction (domestic or foreign) relating to bankruptcy, insolvency, winding up, liquidation, reorganization or relief of debtors.
“Board of Directors” means:
(1)    with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;
(2)    with respect to a partnership, the Board of Directors of the general partner of the partnership;
(3)    with respect to a limited liability company, the managing member or members or any controlling committee or managing members thereof; and
(4)    with respect to any other Person, the board or committee of such Person serving a similar function.
“Board Resolution” of a Person means a copy of a resolution certified by the secretary or an assistant secretary (or individual performing comparable duties) of the applicable Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.
“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York or in the jurisdiction of the place of any payment are permitted or required by law, regulation or order to close.
“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP as in effect on the Issue Date. In the event of a change under GAAP (or the application thereof) requiring all leases to be capitalized, only those leases that would result or would have resulted in Capital Lease Obligations on the Issue Date (assuming for purposes hereof that they were in existence on the Issue Date) shall be considered Capital Lease Obligations and all calculations and deliverables under this Indenture shall be made in accordance herewith.
“Capital Stock” means:
(1)    in the case of a corporation, corporate stock;
(2)    in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(3)    in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)    any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, provided that no warrants, options, rights or obligations to purchase Capital Stock purchased in a Permitted Bond Hedge Transaction or sold as units with Indebtedness constituting Permitted Convertible Indebtedness shall constitute Capital Stock.
“Cash Equivalents” means:
(1)    United States dollars or U.S. dollars, pounds sterling, euros, Canadian dollars, the national currency of any member state in the European Union or such other local currencies held by the Issuer or a Restricted Subsidiary from time to time in the ordinary course of business;
(2)    securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than 24 months from the date of acquisition;
(3)    money market deposits, time deposits, certificates of deposit and Eurodollar time deposits with maturities of 12 months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding 12 months and overnight bank deposits, in each case, with any lender party to the Existing Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $250.0 million;
(4)    repurchase obligations with a term of not more than thirty days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;
(5)    commercial paper rated at least A-2 by S&P or at least P-2 by Moody’s (or reasonably equivalent ratings of another internationally recognized ratings agency) and in each case maturing within 12 months after the date of acquisition;
(6)    readily marketable direct obligations issued by any state of the United States or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) with maturities of 24 months or less from the date of acquisition;
(7)    Indebtedness issued by Persons with a rating of BBB+ or higher from S&P or Baa1 or higher from Moody’s (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding 24 months from the date of acquisition; and
(8)    money market funds substantially all of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (7) of this definition.
“Change of Control” means the occurrence of any of the following:

(1)    the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act);
(2)    the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act as in effect on the Issue Date), directly or indirectly, of more than 50% of the Voting Stock of the Issuer, measured by voting power rather than number of shares; or
(3)    the Issuer consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Issuer, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Issuer or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Issuer outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance).
Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control under clause (2) above if (i) the Issuer becomes a direct or indirect wholly-owned subsidiary of a holding company and (ii) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Issuer’s Voting Stock immediately prior to that transaction.
Notwithstanding the preceding or any provision of Section 13d-3 of the Exchange Act, (i) a Person or group shall not be deemed to beneficially own Voting Stock subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement, (ii) a Person or group will not be deemed to beneficially own the Voting Stock of another Person as a result of its ownership of Voting Stock or other securities of such other Person’s parent entity (or related contractual rights) unless it owns 50% or more of the total voting power of the Voting Stock entitled to vote for the election of directors of such parent entity having a majority of the aggregate votes on the board of directors (or similar body) of such parent entity and (iii) the right to acquire Voting Stock (so long as such Person does not have the right to direct the voting of the Voting Stock subject to such right) or any veto power in connection with the acquisition or disposition of Voting Stock will not cause a party to be a beneficial owner.
“Change of Control Event” means a Change of Control together with a Rating Decline.
“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:
(1)    provision for taxes or assessments based on income, profits or insurance premiums, plus franchise or similar taxes, of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus
(2)    Consolidated Interest Expense, to the extent such expense was deducted in computing Consolidated Net Income; plus
(3)    any (x) Transaction Expenses and (y) fees, expenses or charges related to any Equity Offering, Permitted Investment, Hedging Obligation, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by this Indenture (including a refinancing thereof) (whether or not successful), including such fees, expenses and charges relating to the offering of the notes (and the use of proceeds thereof), a Permitted Bond Hedge Transaction and the settlement of any related Permitted Warrant Transaction, in each case, to the extent that such fees, expenses or charges were deducted in computing Consolidated Net Income; plus
(4)    the amount of any restructuring charge, integration costs or other business optimization expenses or reserve to the extent such charges, costs or expenses were deducted in computing such Consolidated Net Income, including any one-time costs incurred in connection with acquisitions, to the extent such expense was deducted in computing Consolidated Net Income; plus
(5)    depreciation, depletion, amortization or write-downs of goodwill and other non-cash charges or expenses (such non-cash charge or expense representing an accrual of or reserve for cash charges or expenses in any future period; provided that the Issuer may, at its option, add back any such non-cash charge or expense in the period in which it is accrued or reserved and reduce its Consolidated Cash Flow by the amount of such cash charge or expense in the period in which they were paid) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, depletion, amortization, write-downs of goodwill and other non-cash charges or expenses were deducted in computing such Consolidated Net Income; plus
(6)    severance payments to management, non-cash stock-based compensation expense, and net income attributable to non-controlling interests in the Issuer’s non-wholly-owned Subsidiaries to the extent such net income is received by the Issuer in cash; plus
(7)    any non-cash impairment charge or asset write-off pursuant ASC 360 and ASC 350 or any successor pronouncement, to the extent such expense was deducted in computing Consolidated Net Income; plus
(8)    any extraordinary, non-recurring or unusual items (excluding any cash payment made during the period with respect to any extraordinary, non-recurring or unusual item in a prior period)

of such Person and its Restricted Subsidiaries for such period to the extent that such extraordinary, non-recurring or unusual items were deducted in computing such Consolidated Net Income; plus
(9)    costs, fees and expenses of legal counsel and other advisors, and the amount of any settlement, paid during such period in connection with (1) the Investigation and (2) other civil litigation matters relating to the subject matter of the Investigation, to the extent that such costs, fees and expenses were deducting such Consolidated Net Income; plus
(10)    accretion of settlement discount; plus
(11)    the amount of “run rate” cost savings, operating expense reductions and synergies related to the Transactions and any other Specified Event (as defined below) projected by such Person in good faith to be realized as a result of actions that have been taken or initiated or are expected to be taken (in the good faith determination of such Person) with respect to an Investment, acquisition, disposition, merger, consolidation, incurrence or repayment of Indebtedness, Restricted Payment, restructuring, cost saving initiative or other initiative or transaction (collectively, a “Specified Event”), whether initiated, before, on or after the Issue Date, within 24 months after such Specified Event (which cost savings shall be added to Consolidated Cash Flow until fully realized and calculated on a pro forma basis as though such cost savings had been realized on the first day of the relevant period), net of the amount of actual benefits realized from such actions; provided that (i) such cost savings are reasonably quantifiable and factually supportable, (ii) no cost savings, operating expense reductions or synergies shall be added pursuant to this clause (11) to the extent duplicative of any expenses or charges relating to such cost savings, operating expense reductions or synergies that are included in clauses (1) to (10) above (it being understood and agreed that “run rate” shall mean the full recurring benefit that is associated with any action taken) and (iii) the share of any such cost savings, expenses and charges with respect to a joint venture that are to be allocated to such Person or any of its Restricted Subsidiaries shall not exceed the total amount thereof for any such joint venture multiplied by the percentage of income of such venture expected to be included in Consolidated Cash Flow for the relevant period; minus
(12)    non-cash gains and all non-cash items of income increasing such Consolidated Net Income for such period (provided that, to the extent previously subtracted from Consolidated Cash Flow for the purposes of this Indenture, any cash payment received during such period in respect of any non-cash gains or non-cash items of income in a prior period shall be added in computing Consolidated Cash Flow during the period in which such cash payment is received).
in each case, on a consolidated basis.
“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:
(1)    consolidated interest expense of such Person and its Restricted Subsidiaries for such period (including amortization of original issue discount and bond premium, the interest component of Capital Lease Obligations, and net payments and receipts (if any) pursuant to interest rate Hedging Obligations (provided, however, that if interest rate Hedging Obligations result in net benefits rather than costs, such benefits shall be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such net benefits are otherwise reflected in Consolidated Net Income) and excluding amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and expensing of any financing fees); plus
(2)    consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; minus
(3)    interest income for such period; minus
(4)    any amortization of deferred charges resulting from the application of Accounting Principles Board Opinion No. APB 14-1-Accounting for Convertible Debt Instruments that may be settled in cash upon conversion (including partial cash settlement).
For purposes of this definition, interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Issuer to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP.
“Consolidated Net Income” means, with respect to any Person for any period, the consolidated Net Income of such Person and its Restricted Subsidiaries determined in accordance with GAAP; provided, however, that there will not be included in such Consolidated Net Income:
(1)    any Net Income (loss) of any Person if such Person is not a Restricted Subsidiary except that subject to the limitations contained in clauses (2) and (3) below, the Issuer’s equity in the Net Income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Issuer or a Restricted Subsidiary as a dividend or other distribution;
(2)    Net Income or loss of any Person for any period prior to the acquisition of such Person by the Issuer or a Restricted Subsidiary, or the Net Income or loss of any Person who succeeds to the obligations of the Issuer under this Indenture for any period prior to such succession;
(3)    the cumulative effect of a change in accounting principles;
(4)    any amortization of deferred charges resulting from the application of Accounting Principles Board Opinion No. APB 14-1-Accounting for Convertible Debt Instruments that may be settled in cash upon conversion (including partial cash settlement);
(5)    any net after-tax income (loss) from disposed or discontinued operations and any net after-tax gains or losses on disposal of disposed or discontinued operations;
(6)    the net after-tax effect of any extraordinary, non-recurring or unusual items;
(7)    any after tax gains (loss) attributable to sales of assets out of the ordinary course of business;

(8)    the amount of any restructuring charge, integration costs or other business optimization expenses or reserve, including any one-time costs incurred in connection with acquisitions after the Issue Date;
(9)    any fees, expenses or charges related to any Equity Offering, Permitted Investment, Hedging Obligation, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by this Indenture (including a refinancing thereof) (whether or not successful), including such fees, expenses and charges relating to the offering of the notes (and the use of proceeds thereof), a Permitted Bond Hedge Transaction and the settlement of any related Permitted Warrant Transaction; and
(10)    any non-cash impairment charge or asset write-off pursuant to ASC 360 and ASC 350 or any successor pronouncement.
“Consolidated Total Assets” means, as of the date of any determination thereof, total assets of the Issuer and its Restricted Subsidiaries calculated in accordance with GAAP on a consolidated basis as of such date, with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”
“Corporate Trust Office of the Trustee” means the office of the Trustee at which at any particular time its corporate trust business in Jacksonville, Florida shall be principally administered, which office as of the date of this instrument is located at 10161 Centurion Pkwy. N., 2nd Floor, Jacksonville, Florida 32256, Attention: Corporate Trust Division - Corporate Finance Unit, except that with respect to presentation of Securities for payment or for registration of transfer or exchange, such term shall mean the office or agency of the Trustee at which at any particular time its corporate agency business shall be conducted, which office at the date of this instrument is located at 240 Greenwich, New York, New York 10286; Attention: Corporate Trust Division - Corporate Finance Unit, or, in the case of any of such offices or agency, such other address as the Trustee may designate from time to time by notice to the Holders and the Issuer.
“Contribution Indebtedness” means Indebtedness of the Issuer in an aggregate principal amount not to exceed the aggregate amount of cash received by the Issuer after the Issue Date from the sale of its Equity Interests (other than Disqualified Stock) or as a contribution to its common equity capital (in each case, other than to or from a Subsidiary of the Issuer); provided that (a) such Indebtedness is incurred within 180 days after the sale of such Equity Interests or the making of such capital contribution, and (b) such cash contribution is not and has not been included in the calculation of permitted Restricted Payments for purposes of Section 4.09 hereof. Any sale of Equity Interests or capital contribution that forms the basis for an incurrence of Contribution Indebtedness will not be considered to be an Equity Offering for purposes of Paragraph 5 of the Notes.
“Credit Facilities” means, one or more debt facilities or agreements (including, without limitation, the Existing Credit Agreement), note purchase agreements, indentures or commercial paper facilities, in each case with banks or other institutional lenders or investors providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), debt securities or letters of credit, in each case, as refinanced (including any agreement to extend the maturity thereof and adding additional borrowers or guarantors and by means of sales of debt securities to institutional investors) in whole or in part from time to time under the same or any other agent, lender or group of lenders, underwriter or group of underwriters and including increasing the amount of available borrowings thereunder; provided that such increase is permitted by Section 4.08 hereof.
“Custodian” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.05 as Custodian with respect to the Notes, and any and all successors thereto appointed as custodian hereunder and having become such pursuant to the applicable provisions of this Indenture.
“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default; provided, that any Default that results solely from the taking of an action that would have been permitted but for the continuation of a previous Default will be deemed to be cured if such previous Default is cured prior to becoming an Event of Default.
“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Sections 2.08 or 2.12 hereof, in substantially the form of Exhibit A hereto except that such Note shall not bear the Global Note legend set forth in Exhibit A and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.
“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.05 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provisions of this Indenture.
“Designated HMO Subsidiary” means a Subsidiary of the Issuer designated or intended to be an HMO subject to obtaining the required licenses and certificates of authority necessary to operate as an HMO; provided that such Subsidiary is pursuing obtaining such required licenses and certificates of authority in a commercially reasonable manner in good faith.
“Designated Insurance Subsidiary” means a Subsidiary of the Issuer designated or intended to be doing business (or required to qualify or to be licensed) under the Insurance Regulations subject to obtaining the required licenses and certificates of authority necessary to operate as a Person doing business (or required to qualify or to be licensed) under the Insurance Regulations; provided that such Subsidiary is pursuing obtaining such required licenses and certificates of authority in a commercially reasonable manner in good faith.
“Designated Non-cash Consideration” means any non-cash consideration received by the Issuer or one of its Restricted Subsidiaries in connection with an Asset Sale that is designated as Designated Non-cash Consideration pursuant to an officer’s certificate executed by the principal financial officer of the Issuer or such Restricted Subsidiary at the time of such Asset Sale. Any particular item of Designated Non-cash Consideration will cease to be considered to be outstanding once it has been sold for cash or Cash Equivalents.
“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable at the option of the holder thereof or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided, further, that any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock that is not Disqualified Stock shall not be deemed to be Disqualified Stock. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Issuer to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Issuer may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.09 hereof
“dollars” and the sign “$” mean the lawful money of the United States of America.
“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
“Equity Offering” means any (a) private or public sale of Capital Stock (other than Disqualified Stock) of the Issuer or (b) cash equity contribution to the Issuer.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Existing Credit Agreement” means the Amended and Restated Credit Agreement dated July 23, 2018, among the Issuer, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, SunTrust Bank, Bank of America, N.A., MUFG Union Bank, N.A. and Wells Fargo Bank, National Association, as co-syndication agents, Goldman Sachs Bank USA and U.S. Bank National Association as Co-Documentation Agents and the other parties thereto (as amended or supplemented through the Issue Date).
“Existing Indebtedness” means Indebtedness existing on the Issue Date (other than Indebtedness under this Indenture and the Existing Credit Agreement).

“Fair Market Value” means, with respect to any Investment, asset, property or liability, the fair market value of such Investment, asset, property or liability as determined in good faith by the Board of Directors or an officer of the Issuer.
“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems Disqualified Stock or preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period; provided, however, that for purposes of the pro forma calculation under Section 4.08(a), such calculation shall not give effect to any Indebtedness, Disqualified Stock or preferred stock incurred on such Calculation Date pursuant to Section 4.08(b) (other than pursuant to clause (13) thereof except Acquired Debt pursuant to sub-clause (b) of such clause (13) in Section 4.08(b)).
In addition, for purposes of calculating the Fixed Charge Coverage Ratio:
(1)    Investments, dispositions and acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period; and
(2)    the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.
For purposes of this definition, whenever pro forma effect is to be given to a Specified Event or other transaction, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Issuer (and may include, for the avoidance of doubt and without duplication, cost savings, operating expense reductions and synergies resulting from any Specified Event or other transaction (including the Transactions), in each case calculated in accordance with and permitted by clause (11) of the definition of “Consolidated Cash Flow”). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the calculation date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if the related hedge has a remaining term in excess of twelve months).
Interest on a Capital Lease Obligation shall be deemed to accrue at the interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.
“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:
(1)    Consolidated Interest Expense of such Person for such period; plus
(2)    all cash dividend payments (excluding items eliminated in consolidation) or any series of preferred stock or Disqualified Stock of such Person and its Restricted Subsidiaries for such period.
“Foreign Subsidiary” means, with respect to any Person, any Subsidiary of such Person that is not organized or existing under the laws of the United States of America or any state thereof, or the District of Columbia, and any Subsidiary of such Subsidiary.
“GAAP” means generally accepted accounting principles in the United States of America as in effect on the date of any calculation or determination required hereunder. All ratios and calculations based on GAAP contained in this Indenture shall be computed in accordance with GAAP as in effect on the Issue Date. At any time after the Issue Date, the Issuer may elect to establish that GAAP shall mean the GAAP as in effect on or prior to the date of such election; provided that any such election, once made, shall be irrevocable. At any time after the Issue Date, the Issuer may elect to apply IFRS accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided in this Indenture), including as to the ability of the Issuer to make an election pursuant to the previous sentence, provided that any such election, once made, shall be irrevocable; provided, further, that any calculation or determination in this Indenture that require the application of GAAP for periods that include fiscal quarters ended prior to the Issuer’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP; provided, further again, that the Issuer may only make such election if it also elects to report any subsequent financial reports required to be made by the Issuer, including pursuant to Section 13 or Section 15(d) of the Exchange Act, in IFRS. The Issuer shall give notice of any such election made in accordance with this definition to the Trustee and the Holders.

“Global Note” or “Global Notes” means the Notes in the form established pursuant to Section 2.03 hereof, evidencing all or part of the Notes issued to the Depositary or its nominee and registered in the name of such Depositary or nominee.
“Government Securities” means securities that are:
(1)    direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or
(2)    obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in each case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.
“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner, including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.
“Guarantor” means any Subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of this Indenture and its respective successors and assigns.
“Hedging Obligations” means, with respect to the Issuer or any of its Restricted Subsidiaries, the obligations of such Person under (a) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements, (b) other agreements or arrangements designed to manage interest rates or interest rate risk and (c) other arrangements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices. For the avoidance of doubt, any Permitted Convertible Indebtedness Call Transaction will not constitute Hedging Obligations.
“HMO” means any health maintenance organization or managed care organization, any person doing business as a health maintenance organization or managed care organization, or any person required to qualify or be licensed as a health maintenance organization or managed care organization under applicable law (including HMO Regulations).
“HMO Business” means the business of operating an HMO or other similar regulated entity or business.

“HMO Regulations” means all laws, rules, regulations, directives and administrative orders applicable under Federal or state law to any HMO Subsidiary, including Part 422 of Chapter IV of Title 42 of the Code of Federal Regulations and Subchapter XI of Title 42 of the United States Code Annotated (and any regulations, orders and directives promulgated or issued pursuant thereto, including Part 417 of Chapter IV of Title 42 of the Code of Federal Regulations).
“HMO Subsidiary” means any existing or future U.S. Subsidiary that is or shall become capitalized or licensed as an HMO, shall conduct HMO Business or shall provide managed care services.
“Holder” means a Person in whose name a Note is registered in the Note Register.
“IFRS” means the international financial reporting standards as issued by the International Accounting Standards Board as in effect from time to time.
“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:
(1)    in respect of borrowed money;
(2)    evidenced by bonds, notes, debentures or similar instruments or letters of credit (or, without duplication, reimbursement agreements in respect thereof), but excluding letters of credit, surety bonds and performance bonds entered into in the ordinary course of business to the extent such letters of credit, surety bonds and performance bonds are not drawn upon or are cash collateralized;
(3)    the principal component in respect of banker’s acceptances;
(4)    representing Capital Lease Obligations;
(5)    representing the balance deferred and unpaid of the purchase price of any property, except (a) any such balance that constitutes an accrued expense or Trade Payable or (b) any earn‑out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP; or
(6)    to the extent not otherwise included in this definition, representing net obligations of such Person under Hedging Obligations (the amount of any such obligations to be equal at any time to the net payments under such agreement or arrangement giving rise to such obligation that would be payable by such Person at the termination of such agreement or arrangement).
If and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person), provided, however, that the amount of such Indebtedness will be the lesser of (a) the Fair Market Value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Person and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. For the avoidance of doubt, Permitted Warrant Transactions shall not constitute “Indebtedness.” For the avoidance of doubt, any amounts due and payable in connection with the Investigation and other civil litigation matters relating to the Investigation shall not constitute Indebtedness for any purpose hereunder to the extent such due and payable amounts do not constitute debt, indebtedness or liabilities under GAAP that are referenced in clauses (1) through (6) above.
The amount of any Indebtedness outstanding as of any date will be:
(a)    the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and
(b)    the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.
Notwithstanding the foregoing, Indebtedness shall be deemed to exclude (a) contingent obligations incurred in the ordinary course of business (not in respect of borrowed money); (b) deferred or prepaid revenues or marketing fees; (c) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller; (d) obligations under or in respect of a Qualified Securitization Transaction (but including the excess, if any, of the amount of the obligations thereunder or in respect thereof over the aggregate receivables balances securing or otherwise supporting such obligations but only to the extent that the Issuer or any Subsidiary other than a Securitization Subsidiary is directly or indirectly liable for such excess); and (e) obligations to make payments in respect of funds held under escrow arrangements.
Notwithstanding anything in this Indenture to the contrary, Indebtedness shall not include, and shall be calculated without giving effect to, the effects of ASC 815 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness; and any such amounts that would have constituted Indebtedness under this Indenture but for the application of this sentence shall not be deemed an incurrence of Indebtedness under this Indenture.
“Indenture” means this instrument, as originally executed or as it may from time to time be supplemented or amended in accordance with Article 9 hereof.
“Insurance Regulations” means all laws, rules, regulations, directives and administrative orders applicable under Federal or state law to any Insurance Subsidiary.
“Insurance Subsidiary” means any Subsidiary that is engaged in the insurance business and that is regulated by the relevant governmental authority.
“Interest Payment Dates” shall have the meaning set forth in paragraph 1 of each Note.

“Investigation” means the civil, criminal, or administrative investigations or inquiries of the Issuer and its Subsidiaries by federal or state governmental authorities, including but not limited to the United States Attorney’s Office for the Middle District of Florida, the SEC, state governmental regulators, and any other federal or state agencies, departments, or other regulatory bodies or authorities, or otherwise relating to the foregoing matter, in each case as disclosed under Part I, Item. 3 in the Issuer’s annual reports on Form 10-K for the periods ended December 31, 2010 and 2011.
“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by S&P.
“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding accounts receivable, trade credit security deposits and advances to customers or suppliers, and commission, travel and similar advances, fees and compensation paid to officers, directors and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Issuer or any Subsidiary of the Issuer sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Issuer such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Issuer, the Issuer will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in Section 4.09(c) hereof. The acquisition by the Issuer or any Restricted Subsidiary of the Issuer of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Issuer or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investment held by the acquired Person in such third Person in an amount determined as provided in Section 4.09(c) hereof. Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.
“Issue Date” means August 13, 2018.
“Issuer” means WellCare Health Plans, Inc. and any successor thereto.
“Issuer Order” means a written order signed in the name of the Issuer by an Officer and delivered to the Trustee or, with respect to Sections 2.02, 2.08, 2.09, 2.12 and 9.04 any other employee of the Issuer named in a certificate delivered to the Trustee.
“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code

(or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease or an option or an agreement to sell be deemed to constitute a Lien.
“Limited Originator Recourse” means a reimbursement obligation of the Issuer in connection with a drawing on a letter of credit, revolving loan commitment, cash collateral account or other such credit enhancement issued to support Indebtedness of a Securitization Subsidiary that the Issuer’s Board of Directors (or a duly authorized committee thereof) determines is necessary to effectuate a Qualified Securitization Transaction; provided that the available amount of any such form of credit enhancement at any time shall not exceed 10% of the principal amount of such Indebtedness at such time; and provided, further, that such reimbursement obligation is permitted to be incurred by the Issuer pursuant to the covenant described above under Section 4.08 hereof.
“Meridian Acquisition” means the acquisition by the Issuer or any of its Subsidiaries of the Equity Interests of Caidan Management Company, LLC, MeridianRx, LLC and Caidan Holding Company pursuant to the Transaction Agreement.
“Moody’s” means Moody’s Investors Service, Inc.
“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:
(1)    any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness or Hedging Obligations or other derivative instruments of such Person or any of its Restricted Subsidiaries; and
(2)    any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.
“Net Proceeds” means the aggregate cash or Cash Equivalents received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding the assumption by the acquiring person of Indebtedness relating to the disposed assets or other consideration received in any other non-cash form), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions arising as a result of the Asset Sale and any tax sharing arrangements with third parties, and amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale, and any reserve established in accordance with GAAP against liabilities associated with such Asset Sale or any amount placed in escrow for adjustment in respect of the purchase price of such Asset Sale, until such time as such reserve is reversed or such escrow arrangement is terminated, in which case Net Proceeds shall be increased by the amount of the reserve so reversed or the amount returned to the Issuer or its Restricted Subsidiaries from such escrow agreement, as the case may be.
“Non-Recourse Debt” means Indebtedness:
(1)    as to which neither the Issuer nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender; and
(2)    as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Issuer or any of its Restricted Subsidiaries;
in each case other than with respect the pledge of Equity Interests of any obligor securing such Indebtedness.
“Notes” means the Initial Notes and any Additional Notes.
“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.
“Offering Memorandum” means the Offering Memorandum dated August 8, 2018 related to the offer and sale of the Initial Notes.
“Officer” means the Chief Executive Officer, the President, the Chief Financial Officer, Secretary, Treasurer, any Executive Vice President, any Senior Vice President or any Vice President of the Issuer.
“Officer’s Certificate” means a certificate signed by an Officer of the Issuer and delivered to the Trustee.
“Opinion of Counsel” means a written opinion of counsel. The counsel may be an employee of or counsel to the Issuer.
“Parent Entity” means any direct or indirect parent of the Issuer.
“Permitted Bond Hedge Transaction” means any call or capped call option (or substantively equivalent derivative transaction) on the Issuer’s common stock purchased by the Issuer in connection with the issuance of any Permitted Convertible Indebtedness; provided that the purchase price for such Permitted Bond Hedge Transaction, less the proceeds received by the Issuer from the sale of any related Permitted Warrant Transaction, does not exceed the net proceeds received by the Issuer from the sale of such Permitted Convertible Indebtedness issued in connection with the Permitted Bond Hedge Transaction.
“Permitted Business” means the lines of business conducted by the Issuer and its Restricted Subsidiaries on the Issue Date and any other healthcare business related, ancillary, incidental,

complementary or similar (including any reasonable extension, development or expansion) to any such business.
“Permitted Convertible Indebtedness” means Indebtedness of the Issuer permitted to be incurred under the terms of this Indenture that is either (a) convertible into common stock of the Issuer (and cash in lieu of fractional shares) and/or cash (in an amount determined by reference to the price of such common stock) or (b) sold as units with call options, warrants or rights to purchase (or substantially equivalent derivative transactions) that are exercisable for common stock of the Issuer and/or cash (in an amount determined by reference to the price of such common stock).
“Permitted Convertible Indebtedness Call Transaction” means any Permitted Bond Hedge Transaction and any Permitted Warrant Transaction.
“Permitted Investments” means:
(1)    any Investment in the Issuer or a Restricted Subsidiary;
(2)    any Investment in Cash Equivalents;
(3)    any Investment by the Issuer or any of its Restricted Subsidiaries in a Person, if as a result of such Investment:
(a) such Person becomes a Restricted Subsidiary of the Issuer; or
(b) such Person is, in one transaction or a series of related transactions, merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Subsidiary;
(4)    any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.11 hereof or any other disposition of assets not constituting an Asset Sale;
(5)    any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Issuer;
(6)    any Investments received in compromise or resolution of (A) obligations of trade creditors, health care providers or customers that were incurred in the ordinary course of business or consistent with past practice, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor, health care provider or customer or (B) litigation, arbitration or other disputes;
(7)    Hedging Obligations;
(8)    Investments the payment for which is Capital Stock (other than Disqualified Stock) of the Issuer;

(9)    Investments in prepaid expenses, negotiable instruments held for collection, utility and workers compensation, performance and similar deposits made in the ordinary course of business or consistent with past practice;
(10)    loans and advances to directors, officers and employees of the Issuer or any of its Restricted Subsidiaries in an aggregate amount for all such loans and advances not to exceed the greater of (a) $25.0 million and (b) 0.2% of Consolidated Total Assets at any time outstanding;
(11)    any Investments existing on, or made pursuant to binding commitments existing on, the Issue Date and any Investments consisting of an extension, modification or renewal of any Investments existing on, or made pursuant to a binding commitment existing on, the Issue Date;
(12)    Investments acquired after the Issue Date as a result of the acquisition by the Issuer or any Restricted Subsidiary of another Person, including by way of a merger, amalgamation or consolidation with or into the Issuer or any of its Restricted Subsidiaries in a transaction that is not prohibited by Section 5.01 hereof after the Issue Date, to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;
(13)    loans and advances to directors, officers and employees of the Issuer or any of its Restricted Subsidiaries for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business or consistent with past practice;
(14)    Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;
(15)    guarantees issued in accordance with Section 4.08 and Section 4.16 of this Indenture;
(16)    Investments consisting of purchases and acquisitions of inventory, supplies, materials, services and equipment or purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business or consistent with past practice;
(17)    guarantees by the Issuer or any of its Restricted Subsidiaries of operating leases (other than Capital Lease Obligations), trademarks, licenses, purchase agreements or of other obligations that do not constitute Indebtedness, in each case entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business or consistent with past practice;
(18)    Permitted Market Investments;
(19)    Investments in Permitted Joint Ventures in an amount not to exceed at any one time outstanding the greater of (a) $650.0 million and (b) 5.0% of the Issuer’s Consolidated Total Assets;
(20)    Investments by the Issuer or a Restricted Subsidiary in a Securitization Subsidiary in connection with a Qualified Securitization Transaction, which investment consists of a retained interest in transferred Receivables and Related Assets;
(21)    Permitted Bond Hedge Transactions which constitute Investments;

(22)    other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (22) that are at the time outstanding, not to exceed the greater of (a) $650.0 million and (b) 5.0% of Consolidated Total Assets;
(23)    Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit, in each case in the ordinary course of business or consistent with past practice;
(24)    Indebtedness and Guarantees permitted under this Indenture;
(25)    Investments in prepaid expenses, negotiable instruments held for collection and lease, and workers’ compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business or consistent with past practice;
(26)    (i) required advances and (ii) other advances to contract providers in an amount not to exceed (A) with respect to any contract provider (and its Affiliates) individually, at any time outstanding, the greater of $150.0 million and 1.0% of Consolidated Total Assets, and (B) with respect to contract providers collectively, at any time outstanding, the dollar equivalent of two percent (2.0%) of the aggregate annual consolidated medical expenses of the Issuer and its Restricted Subsidiaries on a consolidated basis for the most recently completed preceding fiscal year for which financial statements are then available;
(27)    deposits in the ordinary course of business or consistent with past practice to secure the performance of leases;
(28)    receivables owing to the Issuer any of its Restricted Subsidiaries in connection with deferred premium obligations or endorsements for collection or deposit, in each case created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms;
(29)    Investments consisting of, or made pursuant to, capital support or other similar keep-well agreements, or Guarantees thereof, guaranteed by the Issuer or any Restricted Subsidiary that constitute insurance contracts, or Guarantees of insurance products written by, or the performance of, any Restricted Subsidiary, in each case in the ordinary course of business or consistent with past practice;
(30)    Investments in any HMO Subsidiary or any Insurance Subsidiary (other than any Designated HMO Subsidiary or any Designated Insurance Subsidiary) in an aggregate amount reasonably necessary to ensure that such HMO Subsidiary or Insurance Subsidiary maintains the minimum Statutory Net Worth threshold required pursuant to applicable law or any applicable rule, regulation or order of, or arrangement with, any regulatory body or agency;
(31)    Investments in any Designated HMO Subsidiary or any Designated Insurance Subsidiary in an aggregate amount necessary to ensure that such HMO Subsidiary or Insurance

Subsidiary maintains the minimum amount of capital as required pursuant to applicable law or any applicable rule, regulation or order of, or arrangement with, any regulatory body or agency; provided that such investments may not be made at any time after the occurrence and during the continuance of an Event of Default; and
(32)    transactions entered into in order to consummate a Permitted Tax Restructuring.
“Permitted Joint Venture” means any joint venture that the Issuer or any of its Restricted Subsidiaries is a party to that is engaged in a Permitted Business.
“Permitted Liens” means:
(1)    Liens in favor of the Issuer or any of its Restricted Subsidiaries;
(2)    Liens on assets of the Issuer or any of its Restricted Subsidiaries securing Indebtedness and other Obligations that were permitted to be incurred pursuant to Sections 4.08(a) or 4.08(b)(1) hereof or securing Hedging Obligations related thereto; provided that the aggregate principal amount of all Indebtedness secured by such Liens shall not exceed the greater of (a) the greater of (x) $2,600.0 million and (y) 20.0% of Consolidated Total Assets, and (b) the maximum aggregate principal amount of Indebtedness (as of the date of granting of any such Liens and after giving pro forma effect to the incurrence of such Indebtedness and the application of the net proceeds therefrom) that can be incurred without exceeding a Secured Debt Ratio of 3.00 to 1.00 (less the aggregate principal amount of Indebtedness incurred by Securitization Subsidiaries and then outstanding pursuant to Section 4.08(b)(14) hereof);
(3)    Liens on any property or assets existing at the time of acquisition thereof by the Issuer or any Restricted Subsidiary or on the property or assets of a Person existing at the time such Person becomes a Restricted Subsidiary of the Issuer or is merged with or into or consolidated with the Issuer or any Restricted Subsidiary of the Issuer; provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any other property or assets of the Issuer or any Restricted Subsidiary;
(4)    Liens for taxes, assessments or other governmental charges or claims not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;
(5)    Liens on any property or assets existing at the time of the acquisition thereof by the Issuer or any Restricted Subsidiary of the Issuer; provided. that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any property or assets of the Issuer or the Restricted Subsidiary;
(6)    Liens to secure the performance of statutory obligations, surety or appeal bonds, tenders, bids, trade contracts, leases, government contracts, performance bonds, landlords, carriers, warehousemen, mechanics and materialmen Liens and other similar Liens imposed by law, Liens in the form of deposits or pledges incurred in connection with worker’s compensation, unemployment compensation and other types of social security and/or other obligations of a like nature incurred in the ordinary course of business or consistent with past practice;
(7)    Liens existing on the Issue Date (other than Liens securing Indebtedness or other obligations under the Existing Credit Agreement);
(8)    survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the ordinary course of business of such Person;
(9)    Liens created for the benefit of (or to secure) the Notes (or any Subsidiary Guarantees);
(10)    Liens arising from Uniform Commercial Code financing statement filings regarding leases entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business or consistent with past practice;
(11)    Liens securing Permitted Refinancing Indebtedness incurred to refinance Indebtedness that was previously so secured as permitted by this Indenture; provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is the security for a Permitted Lien hereunder;
(12)    Liens securing Hedging Obligations of the Issuer or any of its Restricted Subsidiaries, which transactions or obligations are incurred for bona fide hedging purposes (and not for speculative purposes) of the Issuer or any of its Restricted Subsidiaries;
(13)    Liens to secure Indebtedness (including Capital Lease Obligations) permitted by Section 4.08(b)(4) hereof; provided that any such Lien (a) covers only the assets acquired, leased, designed, installed, constructed or improved with such Indebtedness and (b) is created within 270 days of such acquisition, construction or improvement;
(14)    Liens securing Indebtedness permitted by clauses (17) and (21) of Section 4.08(b) hereof;
(15)    Liens required by any regulation, or order of or arrangement or agreement with any regulatory body or agency, so long as such Liens do not secure Indebtedness;
(16)    Liens on assets transferred to a Securitization Subsidiary or on assets of Securitization Subsidiary, in either case, incurred in connection with a Qualified Securitization Transaction;
(17)    other Liens incurred by the Issuer or any of its Restricted Subsidiaries with respect to Indebtedness other than in respect of borrowed money in an aggregate principal amount, together with all Indebtedness incurred to refinance such Indebtedness (or refinancings thereof) under this clause (17), that does not exceed 7.5% of Consolidated Total Assets at any one time outstanding;
(18)    Liens securing judgments, decrees or attachments (or appeal or other surety bonds relating to such judgments), provided that no such judgment constitutes an Event of Default under Section 6.01(h) hereof or Liens securing appeal or surety bonds related thereto;
(19)    licenses, leases or subleases and other intellectual property rights granted to others not interfering in any material respect with the business of the Issuer or any Restricted Subsidiary or normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;
(20)    Liens of a collection bank arising in the ordinary course of business under Section 4-210 of the UCC in effect in the relevant jurisdiction covering only the items being collected upon;
(21)    Liens of sellers of goods to the Issuer and any Restricted Subsidiary arising under Article 2 of the UCC in effect in the relevant jurisdiction or similar provisions of applicable law in the ordinary course of business, covering only the goods sold and securing only the unpaid purchase price for such goods and related expenses;
(22)    Liens in the nature of municipal ordinances, zoning, entitlement, land use and environmental regulation;
(23)    Liens solely on any cash earnest money deposits made by the Issuer or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;
(24)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
(25)    Liens securing Indebtedness permitted pursuant to Section 4.08(b)(16); provided that any such Lien shall encumber only the rights and interests under the insurance policy that secures such Indebtedness;
(26)    Liens deemed to exist by reason of (x) any encumbrance or restriction (including put and call arrangements) with respect to any joint venture or similar arrangement or (y) any encumbrance or restriction imposed by any contract for the sale by the Issuer or any of its Restricted Subsidiaries of any of the Equity Interests of its Restricted Subsidiaries, or any business unit or division or assets permitted pursuant to this Indenture;
(27)    Liens then existing with respect to assets of an Unrestricted Subsidiary on the day such Unrestricted Subsidiary is redesignated as a Restricted Subsidiary pursuant to Section 4.14; provided that such Liens were not incurred in contemplation of such redesignation and do not extend to any other property or assets of the Issuer or any Restricted Subsidiary;
(28)    Liens securing Indebtedness and other Obligations of any Restricted Subsidiary that is not a Subsidiary Guarantor covering only assets or the Capital Stock of such Restricted Subsidiary;

(29)    Liens on Capital Stock or other securities or assets of any Unrestricted Subsidiary that secure Indebtedness of such Unrestricted Subsidiary; and
(30)    Liens arising in connection with any Permitted Tax Restructuring.
In the event that a Permitted Lien meets the criteria of more than one of the types of Permitted Liens (at the time of incurrence or at a later date), the Issuer in its sole discretion may divide, classify or from time to time reclassify all or any portion of such Permitted Lien in any manner that complies with this Indenture and such Permitted Lien shall be treated as having been made pursuant only to the clause or clauses of the definition of Permitted Lien to which such Permitted Lien has been classified or reclassified.
“Permitted Market Investments” means any security that (i)(a) is of a type traded or quoted on any exchange or recognized financial market, (b) can be readily liquidated or disposed of on such exchanges or markets and (c) other than in the case of an equity security, has no lower than an “investment grade” rating from any nationally recognized rating agency or (ii) satisfies the Issuer’s investment guidelines in effect on the Issue Date, as may be amended from time to time by the Board of Directors of the Issuer; provided that the aggregate amount of Permitted Market Investments consisting of common stock shall not exceed 30.0% of the aggregate amount of Permitted Market Investments at any time.
“Permitted Refinancing Indebtedness” means any Indebtedness of the Issuer or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to refinance other Indebtedness of the Issuer or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided, however, that:
(1)    the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the sum of (a) the principal amount (or accreted value, if applicable) of the Indebtedness refinanced, plus (b) all accrued interest on the Indebtedness and the amount of all fees, underwriting discounts, premiums (including tender premiums) and other costs and expenses (including original issue discount, upfront fees or similar fees and defeasance costs) incurred or payable in connection therewith;
(2)    such Permitted Refinancing Indebtedness has a final maturity date the same as or later than the final maturity date of, and has a Weighted Average Life to Maturity that is (a) equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being refinanced or (b) more than 90 days after the final maturity date of the Notes;
(3)    if Subordinated Obligations are being refinanced, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Subordinated Obligations being refinanced; and
(4)    such Indebtedness is incurred either by the Issuer or by the Subsidiary who is the obligor on the Indebtedness being refinanced,

provided that clause (2) above will not apply to any refinancing of any Indebtedness secured by a Lien (other than Indebtedness equally and ratably secured with the notes).
“Permitted Tax Restructuring” means any reorganizations and other activities related to tax planning and tax reorganization entered into prior to, on or after the Issue Date so long as such Permitted Tax Restructuring is not materially adverse to Holders (as reasonably determined by the Issuer in good faith).
“Permitted Warrant Transaction” means any call option on, warrant or right to purchase (or substantively equivalent derivative transaction) the Issuer’s common stock sold by the Issuer substantially concurrently with any purchase by the Issuer of a related Permitted Bond Hedge Transaction.
“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same Indebtedness as that evidenced by such particular Note; and any Note authenticated and delivered under Section 2.09 in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same Indebtedness as the lost, destroyed or stolen Note.
“Qualified Securitization Transaction” means any transaction or series of transactions that may be entered into by the Issuer or any Restricted Subsidiary pursuant to which (a) the Issuer or any Restricted Subsidiary may sell, convey or otherwise transfer to a Securitization Subsidiary its interests in Receivables and Related Assets and (b) such Securitization Subsidiary transfers to any other Person, or grants a security interest in, such Receivables and Related Assets, pursuant to a transaction which is customarily used to achieve a transfer of financial assets under GAAP.
“Rating Decline” means the Notes do not have have an Investment Grade Rating from either S&P or Moody’s on any date during the period from the date of the public notice of a Change of Control or an arrangement that could result in a Change of Control until the end of the 60 day period following public notice of the occurrence of such Change of Control (which period shall be extended until the ratings are announced if, during such 60-day period, the rating of the Notes is under publicly announced consideration for possible downgrade by either S&P or Moody’s).
“Receivables and Related Assets” means any account receivable (whether now existing or arising thereafter) of the Issuer or any Restricted Subsidiary, and any assets related thereto including all collateral securing such accounts receivable, all contracts and contract rights and all Guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transaction involving accounts receivable.

“Redemption Date” when used with respect to any Note to be redeemed, shall mean the date specified for redemption of such Note in accordance with the terms of such Note and this Indenture.
“Redemption Price” when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to the terms of such Note and this Indenture.
“refinance” means refinance, refund, replace, renew, repay, modify, restate, defer, substitute, supplement, reissue, resell, extend or increase (including pursuant to any defeasance or discharge mechanism) and the terms “refinances,” “refinanced” and “refinancing” as used for any purpose in this Indenture shall have a correlative meaning.
“Regular Record Date” for the interest payable on any Interest Payment Date means the applicable date specified as a “Record Date” on the face of the Note.
“Responsible Officer,” when used with respect to the Trustee, means any officer assigned to the Corporate Trust Division - Corporate Finance Unit (or any successor division or unit) of the Trustee located at the Corporate Trust Office of the Trustee, who shall have direct responsibility for the administration of this Indenture, and for the purposes of Section 7.01(c)(2) and the second sentence of Section 7.05 shall also include any other officer of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.
“Restricted Investment” means an Investment other than a Permitted Investment.
“Restricted Subsidiary” of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary.
“S&P” means Standard & Poor’s Ratings Group.
“Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired whereby the Issuer or a Restricted Subsidiary thereof transfers such property to a Person and the Issuer or a Restricted Subsidiary leases it from such Person.
“SAP” means, (i) with respect to each HMO Subsidiary (other than a Designated HMO Subsidiary), the statutory accounting principles and procedures prescribed or permitted by applicable HMO Regulations for such HMO Subsidiary, applied on a consistent basis as interpreted by the state in which the applicable HMO Subsidiary operates and (ii) with respect to each Insurance Subsidiary (other than a Designated Insurance Subsidiary), the statutory accounting principles and procedures prescribed or permitted by applicable Insurance Regulations for such Insurance Subsidiary, applied on a consistent basis, as interpreted by the state in which the applicable Insurance Subsidiary operates.
“SEC” means the United States Securities and Exchange Commission.
“Secured Debt” means all Indebtedness for borrowed money and Capital Lease Obligations of the Issuer and its Restricted Subsidiaries net of unrestricted cash and Cash Equivalents of the

Issuer and its Restricted Subsidiaries (as shown on the consolidated balance sheet of the Issuer and the Restricted Subsidiaries on such date) secured by Liens, determined on a consolidated basis, after eliminating all intercompany items, excluding Indebtedness under letters of credit to the extent such letters of credit are cash collateralized and payments due under a settlement of any litigation existing on the Issue Date.
“Secured Debt Ratio” as of the date of any event for which a calculation is required (the “date of determination”) means the ratio of (a) the sum of (x) the aggregate amount of Secured Debt and (y) the Reserved Indebtedness Amount secured by Liens of the Issuer and its Restricted Subsidiaries as of the date of determination to (b) the Consolidated Cash Flow of the Issuer for the most recently ended four full fiscal quarters for which financial statements are available (which may be internal financial statements) immediately preceding the date of determination, in each case with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”
“Securities Act” means the Securities Act of 1933, as amended.
“Securitization Subsidiary” means a Subsidiary of the Issuer:
(1)    that is designated a “Securitization Subsidiary” by the Board of Directors of the Issuer (or a duly authorized committee thereof);
(2)    that does not engage in any activities other than Qualified Securitization Transactions and any activity necessary or incidental thereto;
(3)    no portion of the Indebtedness or any other obligation, contingent or otherwise, of which:
(a) is Guaranteed by the Issuer or any Restricted Subsidiary in any way other than pursuant to Standard Securitization Undertakings or Limited Originator Recourse,
(b) is recourse to or obligates the Issuer or any other Restricted Subsidiary in any way other than pursuant to Standard Securitization Undertakings or Limited Originator Recourse, or
(c) subjects any property or asset of the Issuer or any other Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof other than pursuant to Standard Securitization Undertakings or Limited Originator Recourse;
(4)    with respect to which neither the Issuer nor any other Restricted Subsidiary has any obligation to maintain or preserve its financial condition or cause it to achieve certain levels of operating results; and
(5)    with which neither the Issuer nor any Restricted Subsidiary has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Issuer or such Restricted Subsidiary than those that might be obtained at the time from persons that are not Affiliates of the Issuer, other than Standard Securitization Undertakings and fees payable in the ordinary course of business in connection with servicing accounts receivable of such entity.
Any designation of a Subsidiary as a Securitization Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Issuer giving effect to the designation and an Officer’s Certificate certifying that the designation complied with the preceding conditions.
“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02(w)(2) of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.
“Special Record Date” for the payment of any Defaulted Interest on the Notes means a date fixed by the Trustee pursuant to Section 2.14 hereof.
“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Issuer or any Restricted Subsidiary that are reasonably customary in accounts receivable securitization transactions, as the case may be.
“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.
“Statutory Net Worth” means, with respect to any HMO Subsidiary or any Insurance Subsidiary (other than a Designated HMO Subsidiary or a Designated Insurance Subsidiary), as of the end of any fiscal year, the difference between (a) total admitted assets and (b) total liabilities, in each case as calculated according to the applicable state’s interpretation of SAP in the applicable jurisdiction as most recently reported to the applicable jurisdiction for such fiscal year.
“Subordinated Obligations” means any Indebtedness of the Issuer (whether outstanding on the Issue Date or thereafter incurred) that is subordinate or junior in right of payment to the Notes pursuant to a written agreement to that effect.
“Subsidiary” means, with respect to any specified Person:
(1)    any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
(2)    any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Subsidiary Guarantee” means a Guarantee by each Guarantor of the Issuer’s obligations under this Indenture and on the Notes, executed pursuant to this Indenture.
“TIA” means the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder.
“Total Debt” means all Indebtedness for borrowed money and Capital Lease Obligations of the Issuer and its Restricted Subsidiaries net of unrestricted cash and Cash Equivalents of the Issuer and its Restricted Subsidiaries (as shown on the consolidated balance sheet of the Issuer and the Restricted Subsidiaries on such date), determined on a consolidated basis, after eliminating all intercompany items, excluding Indebtedness under letters of credit to the extent such letters of credit are cash collateralized and payments due under a settlement of any litigation existing on the Issue Date.
“Total Debt Ratio” as of the date of any event for which a calculation is required (the “date of determination”) means the ratio of (a) the sum of (x) the aggregate amount of Total Debt and (y) the Reserved Indebtedness Amount as of the date of determination to (b) the Consolidated Cash Flow of the Issuer for the most recently ended four full fiscal quarters for which financial statements are available (which may be internal financial statements) immediately preceding the date of determination, in each case with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”
“Trade Payables” means, with respect to any Person, any accounts payable or any other Indebtedness or monetary obligation to trade creditors, physicians, hospitals, health maintenance organizations or other health care providers created, assumed or guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods and services.
“Transaction Agreement” means that certain transaction agreement, dated as of May 28, 2018, by and among The WellCare Management Group, Inc., Caidan Management Company, LLC, MeridianRx, LLC, Caidan Holding Company and Caidan Enterprises, Inc.
“Transaction Expenses” means any fees or expenses incurred or paid by the Issuer or any Restricted Subsidiary in connection with the Transactions.
“Transactions” means the transactions contemplated by the Transaction Agreement, the issuance of the Notes, the issuance of the common stock of the Issuer, borrowings under the Existing Credit Agreement and other related transactions as described in this offering memorandum.
“Treasury Rate” means the weekly average for each Business Day during the most recent week that has ended at least two Business Days prior to the redemption date of the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the Federal Reserve Statistical Release H.15 (or, if such statistical release is not so published or available, any publicly available source of similar market data selected by the Issuer in good faith)) most nearly equal to the period from the redemption date to August 15, 2021; provided, however, that if the period from the redemption date to August 15, 2021 is not equal to the constant maturity of a United States Treasury security for which a yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to such applicable date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.
“Trustee” means the Person named as the “Trustee” in the preamble of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.
“Unrestricted Subsidiary” means:
(1)    any Subsidiary of the Issuer that at the time of determination is an Unrestricted Subsidiary (as designated by the Issuer in the manner provided below); and
(2)    any Subsidiary of an Unrestricted Subsidiary.
The Issuer may designate any Subsidiary of the Issuer (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger, consolidation or other business combination transaction, or Investment therein) to be an Unrestricted Subsidiary only if:
(1)at the time of designation, such Subsidiary or any of its Subsidiaries does not own any Capital Stock of the Issuer or any other Subsidiary of the Issuer which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary;
(2)is a Person with respect to which neither the Issuer nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results;
(3)has not guaranteed any Indebtedness of the Issuer or any of its Restricted Subsidiaries; and
(4)such designation and the Investment, if any, of the Issuer in such Subsidiary complies with Section 4.09.
Any designation of a Subsidiary of the Issuer as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.09 hereof. The Board of Directors of the Issuer may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Issuer of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under Section 4.08 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.
“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:
(1)    the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by
(2)    the then outstanding principal amount of such Indebtedness.
Section 1.02    Other Definitions.

Term Section:	Defined in Section:
“Acceleration Notice”	6.02
“Acceptable Commitment”	(4.11300)
“Advance Offer”	(4.11300)
“Advance Portion”	(4.11300)
“Affiliate Transaction”	4.13
“Aggregate Release Amount”	3.09(d)
“Appendix”	2.01
“Applicable Law”	12.17
“Asset Sale Offer”	(4.11300)
“Asset Sale Proceeds Application Period”	(4.11200)
“Benefited Party”	10.01
“Change of Control Amount”	4.15(a)
“Change of Control Offer”	4.15(a)
“Covenant Defeasance”	8.03
“Defaulted Interest”	2.14
“defeasance trust”	8.04(a)
“DTC”	2.05
“Event of Default”	6.01
“Excess Proceeds”	(4.11300)
“incur”	4.08(a)
“Initial Purchasers’ Commission”	3.09(d)
“Legal Defeasance”	8.02
“losses”	7.07

Term Section:	Defined in Section:
“Note Register”	2.05
“Offer Amount”	3.08(c)(2)
“Offer Period”	3.08(d)
“Offer to Purchase”	3.08(a)
“Outside Date”	3.09(a)
“Paying Agent”	2.05
“Payment Default”	6.01(g)(A)
“Permitted Debt”	4.08(b)
“Permitted Refinancing Expenses”	4.08(c)
“Purchase Date”	3.08(d)
“Purchase Price”	3.08(c)(2)
“Registrar”	2.05
“Restricted Payments”	4.09(a)(4)
“Special Mandatory Redemption”	3.09(a)
“Special Mandatory Redemption Date”	3.09(a)
“Special Mandatory Redemption Price”	3.09(a)
“Surviving Entity”	5.01(a)(1)(B)
“Terminated Covenants”	4.17(b)
“Trustee”	8.05

Section 1.03    No Incorporation by Reference of Trust Indenture Act.
Notwithstanding any other provision in this Indenture, no obligation or requirement under the TIA shall be applicable to the Issuer or any Guarantor.
Section 1.04    Rules of Construction.
(a)    Unless the context otherwise requires:
(1)    a term has the meaning assigned to it herein, whether defined expressly or by reference;
(2)    an accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP;
(3)    “or” is not exclusive;
(4)    words in the singular include the plural, and in the plural include the singular;

(5)    all references in this instrument to “Articles,” “Sections” and other subdivisions are to the designated Articles, Sections and subdivisions of this instrument as originally executed;
(6)    the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.
(7)    “including” means “including without limitation;”
(8)    provisions apply to successive events and transactions;
(9)    references to sections of or rules under the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time thereunder;
(10)    “principal” of a security means the principal of the security plus the premium, if any, payable on the security which is due or overdue or is to become due at the relevant time;
(11)    the principal amount of any preferred stock shall be (i) the maximum liquidation value of such preferred stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such preferred stock, whichever is greater;
(12)    references to sections of or rules under the Securities Act, the Exchange Act or the TIA shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time thereunder;
(13)    any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, Restricted Subsidiary, Unrestricted Subsidiary, joint venture or any other like term shall also constitute such a Person or entity); and
(14)    “will” means “shall”.
ARTICLE II.
THE NOTES
Section 2.01    Form Generally.
Provisions relating to the Notes are set forth in the Rule 144A/Regulation S Appendix hereto (the “Appendix”), which is hereby incorporated in and expressly made part of this Indenture. The Notes shall be substantially in the form of Exhibit A hereto, with such appropriate insertions, omissions, substitutions and other variations (including, for the avoidance of doubt, transfer restriction legends) as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the Officer executing such Notes as evidenced by their execution of the Notes.
The certificated Notes shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner, provided that such method is permitted by the rules of any securities exchange on which such Notes may be listed, all as determined by the Officer executing such Notes as evidenced by their execution of such Notes.
Section 2.02    Execution, Authentication Delivery and Dating.

An Officer shall sign the Notes for the Issuer by manual, facsimile or electronic signature. If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.
A Note shall not be valid until authenticated by the manual, facsimile or electronic signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.
At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed by the Issuer to the Trustee for authentication, together with an Issuer Order for the authentication and delivery of such Notes; and the Trustee in accordance with such Issuer Order shall authenticate and deliver such Notes.
No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual, facsimile or electronic signature of an authorized signatory, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. The Trustee’s certificate of authentication shall be in substantially the following form:
This is one of the Notes referred to in the within-mentioned Indenture.

The Bank of New York Mellon Trust Company, N.A., as Trustee
Date:	By: Authorized Signatory
Each Note shall be dated the date of its authentication.
With respect to Notes that are not to be originally issued at one time, the Trustee may conclusively rely, as to the authorization by the Issuer of any of such Notes, the forms and terms thereof and the legality, validity, binding effect and enforceability thereof, upon the Opinion of Counsel and the other documents delivered pursuant to this Section 2.02, as applicable, in connection with the first authentication of Notes.
Notwithstanding the foregoing, if any Note shall have been duly authenticated and delivered hereunder but never issued and sold by the Issuer, and the Issuer shall deliver such Note to the Trustee for cancellation as provided in Section 2.13 hereof together with a written statement stating that such Note has never been issued and sold by the Issuer, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.
Section 2.03    Notes in Global Form.

Notes issued as a Global Note shall represent such of the outstanding Notes as shall be specified therein and may provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon or otherwise notated on the books and records of the Registrar and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the aggregate principal amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee in such manner and upon instructions given by the Holder thereof.
Global Notes shall be issued in registered form and in either temporary or permanent form. Permanent Global Notes will be issued in definitive form.
The provisions of the last sentence of Section 2.02 hereof shall apply to any Note represented by a Global Note if such Note was never issued and sold by the Issuer, and the Issuer delivers to the Trustee the Note in global form together with written instructions with regard to the reduction in the principal amount of Notes represented thereby, together with the written statement contemplated by the last sentence of Section 2.02 hereof.
Notwithstanding the provisions of Sections 2.02 and 2.14 hereof, payment of principal of and any interest on any Global Note shall be made to the person or persons specified therein.
None of the Issuer, the Trustee, any Paying Agent or Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
Section 2.04    Amount of Notes.
On the Issue Date, the Trustee shall authenticate and deliver, pursuant to an Issuer Order, $750,000,000 aggregate principal amount of 5.375% Senior Notes due August 15, 2026 and, at any time and from time to time thereafter, the Trustee shall authenticate and deliver Notes for original issue in an aggregate principal amount specified in an Issuer Order. Such order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated and, in the case of an issuance of Additional Notes pursuant to Section 2.16 after the Issue Date, shall certify that such issuance is in compliance with Section 4.08. The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited, subject to compliance with Section 4.08 hereof. The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage. The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
All Notes shall be substantially identical except as to the date from which interest shall accrue, any applicable transfer restrictions and except as may otherwise be provided in any indenture supplemental hereto.

If any of the terms of the Notes are established by action taken pursuant to a Board Resolution, a copy of any appropriate record of such action shall be certified by the secretary or an assistant secretary of the Issuer and delivered to the Trustee at or prior to the delivery of the Officer’s Certificate setting forth the terms of the Notes.
Section 2.05    Registrar and Paying Agent.
The Issuer shall maintain, with respect to the Notes, an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”) in the Borough of Manhattan, the City of New York. The Registrar shall keep a register (the “Note Register”) of the Notes and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar of Paying Agent, the Trustee shall act as such. The Issuer or any of its Restricted Subsidiaries may act as Paying Agent or Registrar.
The Issuer initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.
The Issuer initially appoints the Trustee to act as Registrar and Paying Agent and to act as Custodian with respect to the Global Notes, and the Trustee hereby agrees so to initially act.
Section 2.06    Paying Agent to Hold Money in Trust.
The Issuer shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, or interest on the Notes, and will notify the Trustee of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all funds held by it relating to the Notes to the Trustee. The Issuer at any time may require a Paying Agent to pay all funds held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or a Restricted Subsidiary) shall have no further liability for such funds. If the Issuer or a Restricted Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all funds held by it as Paying Agent. Upon any Event of Default under Sections 6.01(i) and (j) hereof relating to the Issuer, the Trustee shall serve as Paying Agent for the Notes.
Section 2.07    Holder Lists.
The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the

Issuer shall furnish or cause to be furnished to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders.
Section 2.08    Registration; Registration of Transfer and Exchange.
The Notes shall be transferable only in compliance with the Appendix. Upon surrender for registration of transfer of any Notes at an office or agency of the Issuer designated pursuant to Section 4.02 hereof for such purpose, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations, of a like aggregate principal amount. The Issuer shall not charge a service charge for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Notes from the Holder requesting such transfer or exchange (other than any exchange of a temporary Note for a permanent Note not involving any change in ownership or any exchange pursuant to Sections 2.12, 3.06 or 9.04 hereof, not involving any transfer).
Notwithstanding any other provisions (other than the provisions set forth in the fourth paragraph) of this Section 2.08, a Global Note representing all or a portion of the Notes may not be transferred except as a whole by the Depositary to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.
Each Global Note is exchangeable for Notes in certificated form only if (i) the Depositary notifies the Issuer that it is unwilling or unable to continue as Depositary for such Global Notes or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act and the Issuer fails within 90 days thereafter to appoint a successor Depositary, (ii) the Issuer in its sole discretion determines that such Global Note shall be exchangeable or (iii) there shall have occurred and be continuing an Event of Default with respect to the Notes represented by such Global Notes. In any such event the Issuer will issue, and the Trustee, upon receipt of an Issuer Order for the authentication and delivery of certificated Notes, will authenticate and deliver Notes in certificated form in exchange for such Global Note. In any such instance, an owner of a beneficial interest in either Global Note will be entitled to physical delivery in certificated form of Notes equal in principal amount to such beneficial interest and to have such Notes registered in its name. Notes so issued in certificated form will be issued in denominations of $2,000 or any larger amount that is an integral multiple of $1,000, will be issued in registered form only, without coupons, and will bear transfer restriction legends when required by the Appendix.
Upon the exchange of a Global Note for Notes in certificated form, such Global Note shall be cancelled by the Trustee. All cancelled Notes held by the Trustee shall be disposed of by the Trustee and, upon written request by the Issuer, a certificate of their disposal delivered to the Issuer.

Definitive Notes issued in exchange for a Global Note pursuant to this Section 2.08 hereof shall be registered in such names and in such authorized denominations as the Depositary for such Note in global form, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee in writing. The Trustee shall deliver such Notes as instructed in writing by the Depositary.
At the option of the Holders of certificated Notes, certificated Notes may be exchanged for other certificated Notes of any authorized denomination or denominations of like aggregate principal amount and tenor, upon surrender of the certificated Notes to be exchanged at such office or agency. Whenever any certificated Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the certificated Notes which the Holder making the exchange is entitled to receive.
All Notes issued upon any registration of transfer or exchange of Notes pursuant to the terms of this Indenture shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.
Every Note presented or surrendered for registration of transfer or for exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar duly executed, by the Holder thereof or his or her attorney duly authorized in writing.
The Issuer shall not be required (i) to issue, register the transfer of or exchange any Notes during a period beginning 15 Business Days before any selection of Notes to be redeemed and ending at the close of business on the day of the sending of the relevant notice of redemption or (ii) to register the transfer of or exchange any Note so selected for redemption, in whole or in part, except the unredeemed portion of any Note being redeemed in part.
Section 2.09    Replacement Notes.
If any mutilated Note is surrendered to the Trustee or the Issuer and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuer shall issue and, upon receipt of an Issuer Order, the Trustee shall authenticate a replacement Note. If required by the Trustee or the Issuer, the Holder of such Note shall provide indemnity that is sufficient, in the judgment of the Trustee or the Issuer, to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer in connection with such replacement. If required by the Issuer, such Holder shall reimburse the Issuer for its reasonable expenses in connection with such replacement.
Every replacement Note issued in accordance with this Section 2.09 shall be the valid obligation of the Issuer, evidencing the same debt as the destroyed, lost or stolen Note, and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.10    Outstanding Notes.
The Notes outstanding at any time shall be the entire principal amount of Notes represented by all of the Global Notes and Definitive Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those subject to reductions in beneficial interests effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.10 as not outstanding. Except as set forth in Section 2.11 hereof, a Note shall not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.
If a Note is replaced pursuant to Section 2.09 hereof, it shall cease to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.
If the principal amount of any Note is considered paid under Section 4.01 hereof, it shall cease to be outstanding and interest on it shall cease to accrue.
If the Paying Agent (other than the Issuer, a Subsidiary or an Affiliate of any thereof) holds, on a Redemption Date, a Purchase Date or a maturity date, funds sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.
Section 2.11    Treasury Notes.
In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer, or by any Affiliate of the Issuer, shall be disregarded and deemed not to be outstanding, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned shall be so disregarded.
Section 2.12    Temporary Notes.
Until certificates representing Notes are ready for delivery, the Issuer may prepare and, upon receipt of an Issuer Order in accordance with Section 2.02 hereof, the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate Global Notes or Definitive Notes in exchange for temporary Notes, as applicable. After preparation of Definitive Notes, the temporary Note will be exchangeable for Definitive Notes upon surrender of the temporary Notes.
Holders of temporary Notes shall be entitled to all of the benefits of this Indenture as permanent Notes.
Section 2.13    Cancellation.

The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of cancelled Notes (subject to the record retention requirement of the Exchange Act or other applicable laws) unless by written order, signed by an Officer of the Issuer, the Issuer directs them to be returned to it.
Certification of the disposal of all cancelled Notes shall be delivered by the Trustee to the Issuer from time to time upon request. The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.
Section 2.14    Payment of Interest; Defaulted Interest.
Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest.
If the Issuer defaults in a payment of interest on the Notes which is payable (“Defaulted Interest”), it shall pay the Defaulted Interest in any lawful manner plus, to the extent lawful, interest payable on the Defaulted Interest, to the Persons who are Holders on a subsequent Special Record Date, in each case at the rate provided in the Notes. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on such Notes and the date of the proposed payment. The Issuer shall fix or cause to be fixed each such Special Record Date and payment date; provided that no such Special Record Date shall be less than 10 days prior to the related payment date for such Defaulted Interest. At least 15 days before the Special Record Date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) shall send or cause to be sent to Holders a notice that states the Special Record Date, the related payment date and the amount of such interest to be paid.
Subject to the foregoing provisions of this Section 2.14 and Section 2.08 hereof, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.
Section 2.15    CUSIP or ISIN Numbers.
The Issuer in issuing the Notes may use “CUSIP” and/or “ISIN” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” and/or “ISIN” numbers in notices of redemption or Offers to Purchase as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption or notice of an Offer to Purchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or Offer to Purchase shall not be affected by any defect in or omission of such numbers. The Issuer shall promptly notify the Trustee of any change in the “CUSIP” and/or “ISIN” numbers.
Section 2.16    Additional Notes.
The Issuer shall be entitled, subject to its compliance with Section 4.08 hereof, to issue Additional Notes under this Indenture which shall have identical terms as the Initial Notes issued on the date hereof, other than with respect to the date of issuance and issue price and any applicable transfer restrictions. The Initial Notes issued on the date hereof and any Additional Notes shall be treated as a single class for all purposes under this Indenture, including directions, waivers, amendments, consents, redemptions and Offers to Purchase. If any Additional Notes are not fungible with any other Notes for United States federal income tax purposes or if the Issuer otherwise determines that any Additional Notes should be differentiated from any other Notes, such Additional Notes will have a separate “CUSIP” and/or “ISIN” number, provided that such Additional Notes will still constitute a single series with all other Notes issued under this Indenture.
With respect to any Additional Notes, the Issuer shall set forth in an Officer’s Certificate, a copy of each of which shall be delivered to the Trustee, the following information:
(a)    the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;
(b)    the issue price, the issue date and the CUSIP and/or ISIN number of such Additional Notes; and
(c)    whether such Additional Notes shall be Transfer Restricted Notes.
Section 2.17    Record Date.
Except as otherwise provided or unless the context otherwise requires, such record date shall be the later of five (5) days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee.
Section 2.18    Persons Deemed Owners.
Prior to due presentment of a Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of and (except as otherwise specified as contemplated by the first paragraph of Section 2.04 hereof and subject to Sections 2.07 and 2.13 hereof) interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Issuer, the Trustee nor any agent of the Issuer or the Trustee shall be affected by notice to the contrary.

None of the Issuer, the Trustee, any Paying Agent or the Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Note in global form or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
Section 2.19    Computation of Interest.
Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. Interest on the Initial Notes will accrue from August 13, 2018.
ARTICLE III.
REDEMPTION AND PREPAYMENT
Section 3.01    Notices to Trustee.
Except as set forth in paragraph 5 of the Notes set forth in Exhibit A, the Issuer will not be entitled to redeem the Notes at its option prior to their Stated Maturity.
If the Issuer elects to redeem Notes, it shall furnish to the Trustee, at least 30 days (or such shorter period as may be acceptable to the Trustee) but not more than 60 days before the date a notice of redemption is sent to each Holder, an Officer’s Certificate setting forth (a) the applicable section of this Indenture pursuant to which the redemption shall occur, (b) the Redemption Date, (c) the principal amount of Notes to be redeemed and (d) the Redemption Price.
Section 3.02    Selection of Notes to Be Redeemed.
If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, based on a method that most nearly approximates a pro rata basis, unless otherwise required by law or Depositary requirements. In the event of partial redemption, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the Redemption Date by the Trustee from the outstanding Notes not previously called for redemption.
The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $2,000 or integral multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not an integral multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.
Section 3.03    Notice of Redemption.

At least 30 days but not more than 60 days prior to a Redemption Date, the Issuer shall mail or cause to be mailed, by electronic transmission (for Notes held in book entry form) or, at the Issuer’s option, first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at such Holder’s registered address appearing in the Note Register or otherwise in accordance with the applicable procedures of DTC, except that redemption notices may be delivered electronically or mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a legal or covenant defeasance pursuant to Article 8 hereof or a satisfaction and discharge pursuant to Article 11 hereof.
The notice shall identify the Notes to be redeemed and shall state:
(a)    the Redemption Date;
(b)    the appropriate method for calculation of the redemption price, but need not include the Redemption Price itself; the actual Redemption Price shall be set forth in an Officer’s Certificate delivered to the Trustee no later than two (2) Business Days prior to the Redemption Date.
(c)    if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date upon surrender of such Note, if applicable, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;
(d)    the name and address of the Paying Agent;
(e)    that Notes called for redemption must be surrendered to the Paying Agent at the address specified in such notice to collect the Redemption Price;
(f)    that, unless the Issuer defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;
(g)    the applicable section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and
(h)    the CUSIP and/or ISIN numbers, if any, printed on the Notes; provided, however, that such notice may state that no representation is made as to the correctness of such numbers.
At the Issuer’s request, the Trustee shall give the notice of redemption in the Issuer’s name and at its expense; provided, however, that the Issuer shall have delivered to the Trustee, at least 15 days (or such shorter period allowed by the Trustee), prior to the Redemption Date, an Officer’s Certificate requesting that the Trustee give such notice (in the name and at the expense of the Issuer) and furnishing the form of such notice containing the information to be stated in such notice as provided in this Section 3.03.
Section 3.04    Effect of Notice of Redemption.

Subject to the following paragraph, once notice of redemption is sent in accordance with Section 3.03 hereof, Notes called for redemption shall become irrevocably due and payable on the Redemption Date at the Redemption Price.
Any redemption of the Notes may, at the Issuer’s discretion, may be given prior to the completion of a transaction (including an Equity Offering, an incurrence of Indebtedness, a Change of Control or other transaction) and may, at the Issuer’s option, be subject to one or more conditions precedent, including, but not limited to, completion of a related transaction. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuer’s discretion, the Redemption Date may be delayed until such time as any or all of such conditions shall be satisfied (or waived by the Issuer in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Issuer in its sole discretion) by the Redemption Date, or by the Redemption Date so delayed. In addition, the Issuer may provide in such notice that payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption may be performed by another Person.
Section 3.05    Deposit of Redemption Price.
On or prior to 11:00 a.m. Eastern time on the Business Day prior to any Redemption Date, the Issuer shall deposit with the Trustee or with the Paying Agent (or, if the Issuer or any of its Restricted Subsidiaries is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of and, if applicable, accrued and unpaid interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly, and in any event within two (2) Business Days after the Redemption Date, return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the Redemption Price of, and accrued and unpaid interest, if any, on, all Notes to be redeemed.
If the Issuer complies with the provisions of the preceding paragraph, on and after the Redemption Date, interest shall cease to accrue on the Notes or the portions of Notes called for purchase or redemption in accordance with Section 2.08 hereof, whether or not such Notes are presented for payment. If a Note is redeemed on or after a Regular Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest, if any, shall be paid to the Person in whose name such Note was registered at the close of business on such Regular Record Date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal from the Redemption Date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.
The Trustee shall have no responsibility or liability for any calculation or determination in respect of the establishment of the Redemption Price of the Notes and shall be entitled to receive and rely conclusively upon an Officer’s Certificate that states the redemption price.

Section 3.06    Notes Redeemed in Part.
Upon surrender of a Note that is redeemed in part, the Issuer shall issue and, upon receipt of an Issuer Order in accordance with Section 2.02 hereof, the Trustee shall authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed portion of the Note surrendered.
Section 3.07    Mandatory Redemption.
Except as set forth in Section 3.09 hereof, the Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to, or offer to purchase, the Notes. The Issuer and its Subsidiaries may, at their discretion, at any time and from time to time purchase Notes in open market transactions, tender offers, negotiated transactions or otherwise.
Section 3.08    Offer To Purchase.
(a)    In the event that, pursuant to Sections 4.11 or 4.15 hereof, the Issuer shall be required to commence an Asset Sale Offer or a Change of Control Offer (each, an “Offer to Purchase”), it shall follow the procedures specified in this Section 3.08.
(b)    The Issuer shall commence the Offer to Purchase by sending, by electronic transmission (for Global Notes) or first-class mail, with a copy to the Trustee, to each Holder at such Holder’s address appearing in the Note Register, a notice the terms of which shall govern the Offer to Purchase stating:
(1)    that the Offer to Purchase is being made pursuant to this Section 3.08 and Sections 4.11 or 4.15, as the case may be, and, in the case of a Change of Control Offer, that a Change of Control has occurred, the circumstances and relevant facts regarding the Change of Control and that a Change of Control Offer is being made pursuant to Section 4.15;
(2)    the principal amount of Notes required to be purchased pursuant to Sections 4.11 or 4.15, as the case may be (the “Offer Amount”), the purchase price set forth in Sections 4.11 or 4.15, as applicable (the “Purchase Price”), the Offer Period and the Purchase Date (each as defined below);
(3)    except as provided in clause (9), that all Notes validly tendered and not withdrawn shall be accepted for payment;
(4)    that any Note not tendered or accepted for payment shall continue to accrue interest;
(5)    that, unless the Issuer defaults in making such payment, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest after the Purchase Date;

(6)    that Holders electing to have a Note purchased pursuant to an Offer to Purchase may elect to have Notes purchased equal to $2,000 or in integral multiples of $1,000 only;
(7)    that Holders electing to have a Note purchased pursuant to any Offer to Purchase shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, or transfer by book-entry transfer, to the Issuer, the Depositary, if appointed by the Issuer, or a Paying Agent at the address specified in the notice before the close of business on the third Business Day before the Purchase Date;
(8)    that Holders shall be entitled to withdraw their election if the Issuer, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note (or portions thereof) the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;
(9)    that, in the case of an Asset Sale Offer, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Issuer shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Issuer so that only Notes in denominations of $2,000 or integral multiples of $1,000 shall be purchased);
(10)    that Holders whose Notes were purchased in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer); and
(11)    any other procedures the Holders must follow in order to tender their Notes (or portions thereof) for payment and the procedures that Holders must follow in order to withdraw an election to tender Notes (or portions thereof) for payment.
(c)    The Offer to Purchase shall remain open for a period of at least 5 Business Days but no more than 60 days following its commencement, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than five (5) Business Days (and in any event no later than the 60th day following the Change of Control) after the termination of the Offer Period (the “Purchase Date”), the Issuer shall purchase the Offer Amount or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Offer to Purchase. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.
(d)    On or prior to the Purchase Date, the Issuer shall, to the extent lawful:
(1)    accept for payment (on a pro rata basis to the extent necessary in connection with an Asset Sale Offer), the Offer Amount of Notes or portions of Notes validly tendered and not withdrawn pursuant to the Offer to Purchase, or if less than the Offer Amount has been tendered, all Notes tendered;

(2)    deposit with the Paying Agent funds in an amount equal to the Purchase Price in respect of all Notes or portions of Notes properly tendered and not withdrawn; and
(3)    deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer and that such Notes or portions thereof were accepted for payment by the Issuer in accordance with the terms of this Section 3.08.
(e)    The Paying Agent (or the Issuer, if acting as the Paying Agent) shall promptly (but in the case of a Change of Control, not later than 60 days from the date of the Change of Control) deliver to each tendering Holder the Purchase Price deposited with the Paying Agent by the Issuer. In the event that any portion of the Notes surrendered is not purchased by the Issuer, the Issuer shall promptly execute and issue a new Note in a principal amount equal to such unpurchased portion of the Note surrendered, and, upon receipt of an Issuer Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver (or cause to be transferred by book-entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered; provided, however, that each such new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000. Any Note not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof.
(f)    If the Purchase Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such Regular Record Date.
(g)    To the extent that the provisions of any securities laws or regulations conflict with Sections 4.11 or 4.15, as applicable, this Section 3.08 or other provisions of this Indenture, the Issuer shall comply with applicable securities laws and regulations and shall not be deemed to have breached its obligations under Sections 4.11 or 4.15, as applicable, this Section 3.08 or such other provision by virtue of such compliance.
(h)    Notwithstanding the foregoing, in connection with any tender offer for the Notes at a purchase price of at least 100% of the principal amount thereof, including a Change of Control Offer or Asset Sale Offer, if Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in such tender offer and the Issuer, or any third party making a such tender offer in lieu of the Issuer, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Issuer or such third party will have the right upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase date, to redeem all Notes that remain outstanding following such purchase at a redemption price equal to the price offered to each other Holder in such tender offer plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, thereon, to, but not including, the date of such redemption.

(i)    Other than as specifically provided in this Section 3.08, any purchase pursuant to this Section 3.08 shall be made in accordance with the provisions of Sections 3.01 through 3.06 hereof.
Section 3.09    Special Mandatory Redemption.
(a)    If the Meridian Acquisition is not completed on or before January 31, 2019, which date will be extended automatically to May 1, 2019 if regulatory approval is the only closing condition under the Transaction Agreement on January 31, 2019 that has not been fulfilled and all other closing conditions either have been fulfilled or are then capable of being fulfilled (the “Outside Date”), or the Transaction Agreement is terminated any time prior thereto other than as a result of consummating the Meridian Acquisition, the Issuer will be required to redeem in whole and not in part the aggregate principal amount of the outstanding notes on the special mandatory redemption date at a redemption price equal to 100% of the aggregate principal amount of the notes, plus accrued and unpaid interest to, but excluding, the special mandatory redemption date (the “Special Mandatory Redemption”). The “special mandatory redemption date” means the earlier to occur of (1) the fifth day (or if such day is not a Business Day, the first Business Day thereafter) after the Outside Date, if the Meridian Acquisition has not been consummated on or prior to the Outside Date, or (2) the fifth day (or if such day is not a Business Day, the first Business Day thereafter) following the termination of the Transaction Agreement other than as a result of consummating the Meridian Acquisition.
(b)    If funds sufficient to pay the special mandatory redemption price of the notes to be redeemed on the special mandatory redemption date are deposited with the Trustee or a Paying Agent on or before such special mandatory redemption date, on and after such special mandatory redemption date, the Notes will cease to bear interest. Notwithstanding the foregoing, installments of interest on Notes that are due and payable on interest payment dates falling on or prior to the special mandatory redemption date will be payable on such interest payment dates to the Holders as of the close of business on the relevant record dates in accordance with this Indenture.
(c)    Notice of the Special Mandatory Redemption shall be sent by the Issuer no later than the next Business Day following the Outside Date to each Holder of the Notes and the Trustee.
(d)    All notices of the Special Mandatory Redemption shall state:
(1)    the special mandatory redemption date;
(2)    the special mandatory redemption price;
(3)    that on the special mandatory redemption date, the special mandatory redemption price shall become due and payable;

(4)    the place or places where the Notes are to be surrendered for payment of the special mandatory redemption price;
(5)    that the Notes shall cease to bear interest on and after the special mandatory redemption date; and
(6)    the CUSIP and/or ISIN numbers, if any, printed on the Notes; provided, however, that such notice may state that no representation is made as to the correctness of such numbers.
(e)    Other than described in this Section 3.09, the Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes
(f)    The Notes shall, on the special mandatory redemption date, become due and payable, and shall be paid by the Issuer, at the special mandatory redemption price. The Notes shall cease to bear interest on and after the special mandatory redemption date.
ARTICLE IV.
COVENANTS
Section 4.01    Payment of Notes.
The Issuer shall pay or cause to be paid the principal of, premium, if any, and interest on, the Notes on the dates and in the manner provided in this Indenture and the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Issuer or a Subsidiary thereof, holds as of 11:00 a.m. Eastern Time on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. Such Paying Agent shall return to the Issuer promptly, and in any event, no later than five (5) Business Days following the date of payment, any money (including accrued interest) that exceeds such amount of principal, premium, if any, and interest paid on the Notes. If a payment date is not a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day, and no interest shall accrue on such payment for the intervening period.
The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1.0% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods), from time to time on demand at the same rate to the extent lawful.
Interest shall be computed on the basis of a 360-day year of twelve 30-day months.
Section 4.02    Maintenance of Office or Agency.

(a)    The Issuer shall maintain an office or agency (which may be an office or drop facility of the Trustee or an Affiliate of the Trustee, Registrar or co-registrar) where Notes may be presented or surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Issuer hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.
(b)    The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
(c)    The Issuer hereby designates the Corporate Trust Office of the Trustee, as one such office, drop facility or agency of the Issuer in accordance with Section 2.05 hereof.
Section 4.03    SEC Reports.
(a)    Notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as the Notes are outstanding the Issuer will file with the SEC (unless the SEC will not accept such filing), within the time periods specified in the SEC’s rules and regulations, and provide the Trustee within 15 days after the filing of the same, all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Issuer were required to file such forms, in each case including a “Management’s discussion and analysis of financial condition and results of operations” and, with respect to annual information only, a report on the annual financial statements by the Issuer’s independent registered accounting firm.
(b)    The Issuer will be deemed to have furnished such reports referred to in this section to the Trustee and the Holders of the Notes if the Issuer has filed such reports with the SEC via the EDGAR filing system or posted such reports on its website.
(c)    Notwithstanding Section 4.03(a), if the Issuer is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act:
(1)    the documents referred to in this section shall be provided at the times specified in the SEC’s rules and regulations for a registrant that is a non-accelerated filer, plus any grace period provided by Rule 12b-25 under the Exchange Act;
(2)    the Issuer may satisfy its obligation to file the documents referred to in this section with the SEC and to provide the documents referred to in this section to the Trustee by posting copies of such documents on a website (which may be nonpublic and may be maintained by the Issuer or a third party) to which access will be given to Holders, prospective investors in the Notes (which prospective investors shall be limited to “qualified institutional buyers” within the meaning of Rule 144A of the Securities Act or non-U.S. persons (as defined in Regulation S under the Securities Act) that certify their status as such to the reasonable satisfaction of the Issuer), and securities analysts and market making financial institutions that are reasonably satisfactory to the Issuer; and
(3)    the Issuer may condition the delivery of the documents referred to in this section to such Holders, prospective investors in the Notes and securities analysts and market making financial institutions on the agreement of such Persons to (i) treat all such documents (and the information contained therein) as confidential, (ii) not use such documents (and the information contained therein) for any purpose other than their investment or potential investment in the notes and (iii) not publicly disclose any such documents (and the information contained therein).
(d)    The Issuer may satisfy its obligations in this section with respect to financial information relating to the Issuer by furnishing financial information relating to a Parent Entity; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such Parent Entity (and other direct or indirect Parent Entities included in such information, if any), on the one hand, and the information relating to the Issuer and its Restricted Subsidiaries on a standalone basis, on the other hand. For the avoidance of doubt, the consolidating information referred to in this Section 4.03(d) need not be audited.
(e)    To the extent not satisfied by the foregoing (a) through (d) of this Section 4.03, the Issuer will, for so long as any Notes are outstanding, furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
(f)    To the extent any such information required by this Section 4.03 is not so filed, posted or provided, as applicable, within the time periods specified herein and such information is subsequently filed, posted or provided, as applicable, the Issuer will be deemed to have satisfied its obligations with respect hereto at such time and any Default with respect hereto shall be deemed to have been cured; provided that such cure shall not otherwise affect the rights of the Holders under Section 6.01 if Holders of at least 25% in principal amount of the outstanding Notes have declared the principal, premium, if any, interest and any other monetary obligations on all the outstanding Notes to be due and payable immediately and such declaration shall not have been rescinded or cancelled prior to such cure.
(g)    Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).
Section 4.04    Compliance Certificate.
(a)    The Issuer shall deliver to the Trustee, within 120 days after the end of each fiscal year, commencing with the fiscal year ending December 31, 2018, an Officer’s Certificate stating that a review of the activities of the Issuer and its Subsidiaries during the preceding fiscal year, has been made under the supervision of the signing Officers with a view to determining whether the Issuer and its Subsidiaries have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Issuer and its Subsidiaries have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuer is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, premium, if any, or interest on the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuer is taking or proposes to take with respect thereto.
(b)    The Issuer shall deliver to the Trustee, within 30 days after becoming aware of an Event of Default, written notice in the form of an Officer’s Certificate of any event that with the giving of notice and/or the lapse of time would become an Event of Default, its status and what action the Issuer is taking or proposes to take with respect thereto.
Section 4.05    [Reserved]
Section 4.06    Stay, Extension and Usury Laws.
The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.
Section 4.07    Organizational Existence.
Subject to Article 5 hereof, the Issuer will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises;

provided, however, that the Issuer shall not be required to preserve any such right or franchise if the Board of Directors of the Issuer shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer.
Section 4.08    Incurrence of Indebtedness and Issuance of Preferred Stock.
(a)    The Issuer will not, and will not permit any of its Restricted Subsidiaries to create, incur, issue, assume, Guarantee or otherwise become liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Issuer will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock (including Disqualified Stock) other than to the Issuer or another Restricted Subsidiary; provided, however, that the Issuer may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock and any Guarantor may incur Indebtedness (including Acquired Debt) or issue preferred stock (including Disqualified Stock), if the Fixed Charge Coverage Ratio for the Issuer’s most recently ended four full fiscal quarters for which financial statements are available (which may be internal financial statements) immediately preceding the date on which such additional Indebtedness is incurred or such preferred stock or Disqualified Stock is issued would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the preferred stock or Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.
(b)    Section 4.08(a) hereof will not prohibit the incurrence of any of the following items of Indebtedness, Disqualified Stock or preferred stock (collectively, “Permitted Debt”):
(1)    the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness and letters of credit under one or more Credit Facilities; provided that the aggregate principal amount of all Indebtedness and letters of credit of the Issuer and any Restricted Subsidiary incurred pursuant to this clause (1) (with letters of credit being deemed to have a principal amount equal to the face amount thereof) does not exceed the sum of (i) the greater of (a) $2,600.0 million and (b) 20.0% of Consolidated Total Assets plus (ii) in the case of any refinancing of any Indebtedness permitted under this clause or any portion thereof, all accrued interest on such Indebtedness and the amount of all fees, underwriting discounts, premiums (including tender premiums) and other costs and expenses (including original issue discount, upfront fees or similar fees and defeasance costs) incurred or payable in connection therewith;
(2)    the incurrence by the Issuer and any of the Restricted Subsidiaries of Existing Indebtedness;
(3)    the incurrence by the Issuer and any of its Restricted Subsidiaries of Indebtedness represented by the Initial Notes (but not Additional Notes);

(4)    the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness (including Acquired Debt, Capital Lease Obligations, mortgage financings or purchase money obligations), Disqualified Stock and preferred stock, in each case incurred for the purpose of financing all or any part of the purchase price, lease or cost of design, installation, construction or improvement of assets, property, plant or equipment used or useful in the business of the Issuer or such Restricted Subsidiary, in an aggregate principal amount, not to exceed the greater of (a) $650.0 million and (b) 5.0 % of Consolidated Total Assets, and any Permitted Refinancing Indebtedness in respect thereof;
(5)    the incurrence by the Issuer or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which serves to refinance Indebtedness (other than intercompany Indebtedness) that was incurred under Section 4.08(a) hereof or clauses (2), (3), this clause (5), (13) or (18) of this Section 4.08(b);
(6)    the incurrence by the Issuer or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Issuer and any of its Restricted Subsidiaries; provided, however, that (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Issuer or a Restricted Subsidiary and (ii) any subsequent sale or other transfer of any such Indebtedness to a Person that is not either the Issuer or a Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Issuer or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);
(7)    the incurrence of Indebtedness of the Issuer or any of its Restricted Subsidiaries consisting of guarantees, indemnities, holdbacks, earn-out, non-compete, consulting, deferred compensation, purchase price adjustments and similar obligations in connection with the acquisition or disposition of assets, including, without limitation, shares of Capital Stock of Restricted Subsidiaries or contingent payment obligations incurred in connection with the acquisition of assets which are contingent on the performance of the assets acquired, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such assets or shares of Capital Stock of such Restricted Subsidiary for the purpose of financing such acquisition;
(8)    the incurrence of Indebtedness of the Issuer or any of its Restricted Subsidiaries in respect of bid, appeal, surety and performance bonds, completion guarantees or other similar arrangements, provider claims, workers’ compensation claims, statutory, appeal or similar obligations, bankers’ acceptances, payment obligations in connection with sales tax and insurance or other similar requirements in the ordinary course of business or in respect of awards or judgments not resulting in an Event of Default;
(9)    the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, netting services and otherwise in connection with deposit accounts so long as such Indebtedness is covered within 10 business days or arising in connection with endorsement of instruments for deposit in the ordinary course of business;
(10)    Indebtedness representing deferred compensation or other similar arrangements to employees and directors of the Issuer or any of its Restricted Subsidiaries incurred in the ordinary course of business;
(11)    the incurrence by the Issuer or any of its Restricted Subsidiaries of Hedging Obligations; provided that such Hedging Obligations are entered into for speculative purposes of the Issuer or its Restricted Subsidiaries;
(12)    (a) the Guarantee by the Issuer or any of the Restricted Subsidiaries of Indebtedness of the Issuer or a Restricted Subsidiary that was permitted to be incurred by another provision of this Section 4.08; provided that if the Indebtedness being guaranteed is incurred by the Issuer and is subordinated to the Notes, then the Guarantee of such Indebtedness by any of its Restricted Subsidiaries shall be subordinated to the same extent as the Indebtedness guaranteed and (b) the Guarantee by the Issuer or any of the Restricted Subsidiaries of Indebtedness of the Issuer or a Restricted Subsidiary required pursuant to applicable law or any applicable rule, regulation or order of, or arrangement with, any regulatory body or agency;
(13)    Indebtedness, Disqualified Stock and preferred stock of (i) the Issuer or a Guarantor incurred or issued to financing an acquisition or Investment or (ii) a Restricted Subsidiary outstanding on the date on which such Restricted Subsidiary was acquired by the Issuer or otherwise became a Restricted Subsidiary (other than, in the case of this clause (ii), Indebtedness, Disqualified Stock and preferred stock incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Subsidiary of the Issuer or was otherwise acquired by the Issuer), provided that (a) after giving effect thereto, the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.08(a) hereof, or the Fixed Charge Coverage Ratio would be no worse than immediately prior thereto or (b) such Indebtedness constitutes Acquired Debt (other than Indebtedness incurred in contemplation of the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was otherwise acquired by the Issuer or a Restricted Subsidiary) and the only obligors with respect to such Indebtedness are those Persons which were obligors of such Indebtedness prior to such acquisition, merger or consolidation;
(14)    Indebtedness incurred by a Securitization Subsidiary in connection with a Qualified Securitization Transaction that is not recourse with respect to the Issuer and its Restricted Subsidiaries (other than pursuant to Standard Securitization Undertakings or Limited Originator Recourse); provided, however, that in the event such Securitization Subsidiary ceases to qualify as a Securitization Subsidiary or such Indebtedness becomes recourse to the Issuer or any of its Restricted Subsidiaries (other than pursuant to Standard Securitization Undertakings or Limited Originator Recourse), such Indebtedness will, in each case, be deemed to be, and must be classified by the Issuer as, incurred at such time (or at the time initially incurred) under one more of the other provisions of this Section 4.08;
(15)    the incurrence or issuance by the Issuer or any Restricted Subsidiary of Indebtedness, Disqualified Stock or preferred stock to the extent the proceeds thereof are used to purchase Notes pursuant to a Change of Control Offer or to defease or discharge Notes in accordance with the terms of this Indenture;
(16)    the incurrence by the Issuer or any Restricted Subsidiary of Indebtedness consisting of (a) (i) the financing of insurance premiums or (ii) insurance premiums incurred in the ordinary course of business and owed to any Person providing property, casualty or liability insurance to the Issuer or its Subsidiaries, so long as such Indebtedness shall not be in excess of the amount of the unpaid cost of and shall be incurred only to defer the cost of, such insurance for the year in which such Indebtedness is incurred and such Indebtedness shall only be outstanding during such year or (b) take or pay obligations in supply agreements, in each case in the ordinary course of business;
(17)    Indebtedness in respect of secured or unsecured letters of credit incurred by the Issuer or any Restricted Subsidiary in an aggregate principal amount not to exceed the greater of (a) $650.0 million and (b) 5.0% of Consolidated Total Assets plus (ii) additional amounts as may be required pursuant to applicable law or any applicable rule, regulation or order of, or arrangement with, any regulatory body or agency;
(18)    Contribution Indebtedness;
(19)    the incurrence by the Issuer or any Restricted Subsidiary of Indebtedness, Disqualified Stock or preferred stock on behalf of or representing Guarantees of any Permitted Joint Venture not to exceed the greater of (a) $650.0 million and (b) 5.0% of Consolidated Total Assets, and any Permitted Refinancing Indebtedness in respect thereof;
(20)    the incurrence by the Issuer or any Restricted Subsidiary of Indebtedness consisting of obligations to make payments to current or former directors, officers, employees or consultants, their respective Affiliates, heirs and executors with respect to the cancellation, purchase or redemption of, Capital Stock of the Issuer or its Restricted Subsidiaries to the extent permitted under Section 4.09(b)(4) hereof;
(21)    the incurrence or issuance by the Issuer or any of its Restricted Subsidiaries of additional Indebtedness, Disqualified Stock or preferred stock in an aggregate principal amount (or accreted value, as applicable), not to exceed the greater of (a) $650.0 million and (b) 5.0% of Consolidated Total Assets, and any Permitted Refinancing Indebtedness in respect thereof;

(22)    guarantees in the ordinary course of business or consistent with past practice of the obligations of suppliers, customers, franchisees and licensees of the Issuer and its Restricted Subsidiaries;
(23)    letters of credit of any Designated HMO Subsidiary, HMO Subsidiary, Designated Insurance Subsidiary or Insurance Subsidiary that are cash collateralized in an aggregate principal amount at any one time outstanding not to exceed an amount equal to 2.0% of the total consolidated revenue of the Issuer and its Restricted Subsidiaries for the four-quarter period ended as of the last day of the most recent fiscal quarter for which financial statements are available (which may be internal financial statements);
(24)    guarantees (i) in favor of one or more governmental authorities by the Issuer or a Restricted Subsidiary of Indebtedness of any HMO Subsidiary or an Insurance Subsidiary otherwise permitted to be incurred by such HMO Subsidiary or Insurance Subsidiary under this covenant to the extent that such guarantees are required pursuant to applicable law or any applicable rule, regulation or order of, or agreement with, any regulatory body or agency or (ii) by the Issuer or a Restricted Subsidiary of commercial obligations of an HMO Subsidiary or an Insurance Subsidiary incurred in the ordinary course of business; and
(25)    financing of premium receivables greater than ninety (90) days past due in an aggregate principal amount at any one time outstanding not to exceed the greater of (a) $650.0 million and (b) an amount equal to 3.0% of the total consolidated revenue of the Issuer and its Restricted Subsidiaries for the four-quarter period ended as of the last day of the most recent fiscal quarter for which financial statements are available (which may be internal financial statements).
(c)    For purposes of determining compliance with this Section 4.08, (1) in the event that all or any portion of any item of Indebtedness, Disqualified Stock or preferred stock meets the criteria of more than one of the types of Indebtedness, Disqualified Stock or preferred stock described under Section 4.08(a) or 4.08(b), the Issuer, in its sole discretion, will classify, and may from time to time reclassify, such item of Indebtedness and only be required to include the amount and type of such Indebtedness, Disqualified Stock or preferred stock in Section 4.08(a) or in clauses (1) through (25) of Section 4.08(b), and (2) all or any portion of any item of Indebtedness, Disqualified Stock or preferred stock may later be reclassified as having been incurred pursuant to any type of Indebtedness, Disqualified Stock or preferred stock described under Section 4.08(a) or 4.08(b) so long as such Indebtedness is permitted to be incurred pursuant to such provision at the time of reclassification.
(d)    The Issuer will not, and will not permit any Guarantor to, directly or indirectly, incur any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is subordinated to any other indebtedness of the Issuer or such Guarantor, as the case may be, unless made expressly subordinate to the Notes to the same extent and in the same manner.

(e)    In the event that the Issuer or a Restricted Subsidiary enters into or increases commitments under a revolving credit facility, enters into any commitment to Incur or issue Indebtedness, Disqualified Stock or preferred stock or commits to Incur any Lien pursuant to clause (2) of the definition of “Permitted Liens,” the Incurrence or issuance thereof for all purposes under this Indenture, including without limitation for purposes of calculating the Fixed Charge Coverage Ratio, the Secured Debt Ratio or the Total Debt Ratio, as applicable, or usage of clauses (1) through (25) of Section 4.08(b) for borrowings and reborrowings thereunder (and including issuance and creation of letters of credit and bankers’ acceptances thereunder) will, at the Issuer’s option, either (a) be determined on the date of such revolving credit facility or such entry into or increase in commitments (assuming that the full amount thereof has been borrowed as of such date) or other Indebtedness, Disqualified Stock or preferred stock, and, if such Fixed Charge Coverage Ratio, the Secured Debt Ratio or the Total Debt Ratio, as applicable, test or other provision of this Indenture is satisfied with respect thereto at such time, any borrowing or reborrowing thereunder (and the issuance and creation of letters of credit and bankers’ acceptances thereunder) will be permitted under this covenant irrespective of the Fixed Charge Coverage Ratio, the Secured Debt Ratio or the Total Debt Ratio, as applicable, or other provision of this Indenture at the time of any borrowing or reborrowing (or issuance or creation of letters of credit or bankers’ acceptances thereunder) (the committed amount permitted to be borrowed or reborrowed (and the issuance and creation of letters of credit and bankers’ acceptances) on a date pursuant to the operation of this paragraph shall be the “Reserved Indebtedness Amount” as of such date for purposes of the Fixed Charge Coverage Ratio, the Secured Debt Ratio or the Total Debt Ratio, as applicable) or (b) be determined on the date such amount is borrowed pursuant to any such facility or increased commitment, and in each case, the Issuer may revoke such determination at any time and from time to time.
(f)    In the event that the Issuer or a Restricted Subsidiary (x) incurs Indebtedness to finance an acquisition or (y) assumes Indebtedness of Persons that are acquired by the Issuer or any Restricted Subsidiary or merged into the Issuer or a Restricted Subsidiary in accordance with the terms of this Indenture, the date of determination of the Fixed Charge Coverage Ratio, the Secured Debt Ratio or the Total Debt Ratio, as applicable, shall, at the option of the Issuer, be (a) the date that a definitive agreement for such acquisition is entered into and the Fixed Charge Coverage Ratio, the Secured Debt Ratio or the Total Debt Ratio, as applicable, shall be calculated giving pro forma effect to such acquisition and any actions or transactions related thereto (including acquisitions, Investments, the incurrence or issuance of Indebtedness, Disqualified Stock or preferred stock and the use of proceeds thereof) consistent with the definition of the Fixed Charge Coverage Ratio, the Secured Debt Ratio or the Total Debt Ratio, as applicable, and, for the avoidance of doubt, (A) if any such ratios are exceeded as a result of fluctuations in such ratio (including due to fluctuations in the Consolidated Cash Flow of the Issuer or the target Person) at or prior to the consummation of the relevant acquisition, such ratios will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether such acquisition and any related transactions are permitted hereunder and (B) such ratios shall not be tested at the time of consummation of such acquisition or related transactions; provided, further, that if the Issuer elects to have such determinations occur at the time of entry into such definitive agreement, (i) any such transaction shall be deemed to have occurred on the date the definitive agreement is entered into and to be outstanding thereafter for purposes of calculating any ratios under this Indenture after the date of such agreement and before the earlier of the date of consummation of such acquisition or the date such agreement is terminated or expires without consummation of such acquisition and (ii) to the extent any covenant baskets were utilized in satisfying any covenants, such baskets shall be deemed utilized until the earlier of the date of consummation of such acquisition or the date such agreement is terminated or expires without consummation of such acquisition, but any calculation of Consolidated Cash Flow for purposes of other incurrences of Indebtedness or Liens or making of Restricted Payments (not related to such acquisition) shall not reflect such acquisition until it has been consummated or (b) the date such Indebtedness is incurred or assumed.
(g)    Accrual of interest or dividends, the accretion of accreted value or liquidation preference, the payment of interest or dividends in the form of additional Indebtedness, additional shares of preferred stock or Disqualified Stock and the reclassification of commitments or obligations not treated as Indebtedness due to a change in GAAP will not be deemed to be an incurrence of Indebtedness, an issue of preferred stock or an issuance of Disqualified Stock for purposes of this covenant. The amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined on the basis of GAAP.
Section 4.09    Restricted Payments.
(a)    The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:
(1)    declare or pay any dividend or make any other payment or distribution on account of the Issuer’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Issuer or any of its Restricted Subsidiaries) (other than dividends, payments or distributions (i) payable in Equity Interests (other than Disqualified Stock) of the Issuer or (ii) to the Issuer or a wholly-owned Restricted Subsidiary or to all holders of Capital Stock of a Restricted Subsidiary on a pro rata basis);
(2)    purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Issuer) any Equity Interests of the Issuer (other than Equity Interests of the Issuer held by a Restricted Subsidiary);
(3)    make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Obligations (excluding any intercompany Indebtedness between or among the Issuer or any of its Restricted Subsidiaries), except a payment of interest or principal at the Stated Maturity thereof or the payment, purchase, redemption, defeasance or other acquisition or retirement for value of any such Subordinated Obligations, in each case where the Stated Maturity is within one year of such payment, purchase, redemption, defeasance or other acquisition or retirement for value; or
(4)    make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:
(A)    no Default or Event of Default has occurred and is continuing or would occur as a consequence thereof; and
(B)    the Issuer would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.08(a) hereof; and
(C)    such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and the Restricted Subsidiaries after March 22, 2017 (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7), (8), (9), (10), (11), (12), (14), (15) and (16) of this Section 4.09(b)), is less than the sum, without duplication, of:
(I)    50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) from July 1, 2013 to the end of the Issuer’s most recently ended fiscal quarter for which financial statements are available (which may be internal financial statements) at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus
(II)    100% of the aggregate net cash proceeds (or the Fair Market Value of property other than cash) received by the Issuer since March 22, 2017 as a contribution to its common equity capital or from the issuance or sale of Equity Interests of the Issuer (other than the issuance of Disqualified Stock or any Permitted Warrant Transaction) or from the issuance or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Issuer, in either case, that have been converted into or exchanged for such Equity Interests of the Issuer (other than Equity Interests or Disqualified Stock or debt securities sold to a Subsidiary of the Issuer), plus
(III)    to the extent that any Restricted Investment that was made after March 22, 2017 is (a) sold for cash or otherwise cancelled, liquidated or repaid for cash, the cash proceeds received with respect to such Restricted Investment (less the cost of disposition, if any) or (b) made in an entity that subsequently becomes a

Restricted Subsidiary, an amount equal to the Fair Market Value of the Restricted Investments owned by the Issuer and the Restricted Subsidiaries in such entity at the time such entity becomes a Restricted Subsidiary, plus
(IV)    100% of the aggregate net cash proceeds (or the Fair Market Value of property other than cash) received by the Issuer since March 22, 2017 by means of (a) the sale (other than to the Issuer or a Restricted Subsidiary) of the Capital Stock of an Unrestricted Subsidiary and (b) a distribution or dividend from an Unrestricted Subsidiary (other than in each case to the extent such Investment constituted a Permitted Investment), in each case to the extent that such amounts were not otherwise included in the Consolidated Net Income for such period, plus
(V)    in case, after March 22, 2017, any Unrestricted Subsidiary has been redesignated as a Restricted Subsidiary under the terms of this Indenture or has been merged, consolidated or amalgamated with or into, or transfers or conveys assets to, or is liquidated into the Issuer or a Restricted Subsidiary, an amount equal to the Fair Market Value of the Restricted Investments owned by the Issuer and the Restricted Subsidiaries in such Unrestricted Subsidiary at the time of the redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable); plus
(VI)    $125.0 million.
(b)    Notwithstanding the foregoing, and in the cases of clauses (6) and (12) below, so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:
(1)    the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of this Indenture;
(2)    any Restricted Payments in an amount equal to the net cash proceeds of the sale (other than to a Restricted Subsidiary of the Issuer) of, Equity Interests of the Issuer (other than Disqualified Stock); provided, however, that the amount of any such net cash proceeds from such sale will be excluded from Section 4.09(a)(4)(C)(II) hereof;
(3)    the redemption, repurchase, repayment, retirement, defeasance or other acquisition of any Subordinated Obligations with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;
(4)    the redemption, repurchase or other acquisition or retirement for value of any Equity Interests of the Issuer or any Restricted Subsidiary of the Issuer (a) held by any current or former director, officer, employee or consultant of the Issuer or any of its Subsidiaries and their

Affiliates, heirs and executors pursuant to any management equity subscription plan or agreement, stock option or stock purchase plan or agreement or employee benefit plan as may be adopted by the Issuer or any of its Subsidiaries from time to time or pursuant to any agreement with any director, officer, employee or consultant of the Issuer or any of its Subsidiaries in existence on the Issue Date or (b) from an employee of the Issuer or any of its Subsidiaries upon the termination of such employee’s employment with the Issuer or any of its Restricted Subsidiaries; provided, however, that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests in reliance on this clause (4) (other than with respect to employees whose employment has terminated) may not exceed the greater of $25.0 million and 0.2% of Consolidated Total Assets in any calendar year, with any unused amounts in any calendar year being carried forward to the immediately succeeding calendar year and provided, further, that such amount in any calendar year may be increased by an amount not to exceed (A) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Issuer, in each case to members of management, directors or consultants of the Issuer or any of its Subsidiaries that occurs after the Issue Date, provided that such cash proceeds utilized for redemptions, repurchases or other acquisitions or retirements will be excluded from Section 4.09(a)(4)(C)(II) hereof plus (B) the cash proceeds of “key man” life insurance policies received by the Issuer or its Restricted Subsidiaries after the Issue Date (provided that the Issuer may elect to apply all or any portion of the aggregate increase contemplated by clauses (A) and (B) above in any calendar year, it being understood that the forgiveness of any debt by such Person shall not be a Restricted Payment hereunder) less (C) the amount of any Restricted Payments previously made pursuant to clauses (A) and (B) of this clause (4);
(5)    repurchases, acquisitions, forfeitures or retirements of Capital Stock of the Issuer deemed to occur upon the exercise or vesting of stock options, warrants or restricted stock or similar rights under employee benefit plans of the Issuer or its Subsidiaries if such Capital Stock represents all or a portion of the exercise price thereof and repurchases, acquisitions, forfeitures or retirements of Capital Stock or options to purchase Capital Stock in connection with the exercise or vesting of stock options, warrants or restricted stock to the extent necessary to pay applicable withholding taxes;
(6)    any Restricted Payments, so long as the Total Debt Ratio is no more than 2.5 to 1.0 on a pro forma basis after giving effect to such Restricted Payment;
(7)    payments of cash, dividends, distributions advances or other Restricted Payments by the Issuer or any of its Restricted Subsidiaries to allow the payment of cash in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of the Issuer; provided, however, that any such cash payment shall not be for the purpose of evading the limitation of the covenant described under this subheading (as determined in good faith by the Board of Directors of the Issuer);
(8)    the repurchase, redemption or other acquisition or retirement for value of any Subordinated Obligations or Disqualified Stock pursuant to provisions similar to those described under Sections 4.11 and 4.15 hereof; provided that a Change of Control Offer or Asset Sale Offer, as applicable, has been made and all Notes tendered by Holders in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;
(9)    the declaration and payment of regularly scheduled or accrued dividends or distributions to holders of any class or series of Disqualified Stock of the Issuer or any preferred stock of any Restricted Subsidiary of the Issuer issued on or after the Issue Date in accordance with Section 4.08 hereof;
(10)    the making of cash payments in connection with any conversion of Permitted Convertible Indebtedness in an aggregate amount since the Issue Date therefor not to exceed the sum of (a) the principal amount of such Permitted Convertible Indebtedness plus (b) any payments received by the Issuer or any of its Restricted Subsidiaries pursuant to the exercise, settlement or termination of any related Permitted Bond Hedge Transaction;
(11)    any payments in connection with (including, without limitation, the purchase of) a Permitted Bond Hedge Transaction and the settlement of any related Permitted Warrant Transaction (a) by delivery of shares of the Issuer’s common stock upon net share settlement of such Permitted Warrant Transaction or (b) by (i) set-off of such Permitted Warrant Transaction against the related Permitted Bond Hedge Transaction and (ii) payment of an amount due upon termination of such Permitted Warrant Transaction in common stock or using cash received upon the exercise, settlement or termination of a Permitted Bond Hedge Transaction upon any early termination thereof;
(12)    other Restricted Payments in an aggregate amount since the Issue Date not to exceed the greater of (a) $650.0 million and (b) 5.0% of Consolidated Total Assets;
(13)    the declaration and payment by the Issuer of dividends on its common stock not to exceed the greater of (a) $65.0 million and (b) 0.5% of Consolidated Total Assets per fiscal year;
(14)    distributions, by dividend or otherwise, or other transfer or disposition of shares of Capital Stock, of Equity Interests in, or Indebtedness owed to the Issuer or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, substantially all the assets of which are cash and Cash Equivalents) or proceeds thereof;
(15)    mandatory redemptions of Disqualified Stock issued as a Restricted Payment or as consideration for a Permitted Investment; and
(16)    payments or distributions to dissenting stockholders pursuant to applicable law (including in connection with, or as a result of, exercise of appraisal rights and the settlement of any claims or action (whether actual, contingent or potential)), pursuant to or in connection with a consolidation, merger or transfer of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries, taken as a whole, that complies with Section 5.01.
(c)    The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the assets, property or securities proposed to be transferred or issued by the Issuer or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. If the Issuer or a Restricted Subsidiary makes a Restricted Payment which at the time of the making of such Restricted Payment would in the good faith determination of the Issuer be permitted under the provisions of this Indenture, such Restricted Payment shall be deemed to have been made in compliance with this Indenture notwithstanding any subsequent adjustments made in good faith to the Issuer’s financial statements affecting Consolidated Net Income of the Issuer for any period.
(d)    For purposes of determining compliance with this Section 4.09, in the event that a Restricted Payment (or portion thereof) meets the criteria of more than one of the categories described in clauses (1) through (16) of Section 4.09(b), or is permitted pursuant to Section 4.09(a) and/or one or more of the clauses contained in the definition of “Permitted Investments,” the Issuer will be entitled to classify such Restricted Payment or Investment (or portion thereof) on the date of its payment or later reclassify (based on circumstances existing on the date of such reclassification) such Restricted Payment or Investment (or portion thereof) in any manner that complies with this Section 4.09, including as an Investment pursuant to one or more of the clauses contained in the definition of “Permitted Investments.”
(e)    In connection with any commitment, definitive agreement or similar event relating to an Investment, the Issuer or applicable Restricted Subsidiary may designate such Investment as having occurred on the date of the commitment, definitive agreement or similar event relating thereto (such date, the “Election Date”) if, after giving pro forma effect to such Investment and all related transactions in connection therewith and any related pro forma adjustments, the Issuer or any of its Restricted Subsidiaries would have been permitted to make such Investment on the relevant Election Date in compliance with this Indenture, and any related subsequent actual making of such Investment will be deemed for all purposes under this Indenture to have been made on such Election Date, including, without limitation, for purposes of calculating any ratio, compliance with any test, usage of any baskets hereunder (if applicable) and Consolidated Cash Flow and for purposes of determining whether there exists any Default or Event of Default (and all such calculations on and after the Election Date until the termination, expiration, passing, rescission, retraction or rescindment of such commitment, definitive agreement or similar event shall be made on a pro forma basis giving effect thereto and all related transactions in connection therewith).
Section 4.10    Liens.
The Issuer will not, and will not permit any of its Restricted Subsidiaries to create, incur or assume any consensual Liens (the “Initial Lien”) of any kind against or upon any of their respective properties or assets, or any proceeds, income or profit therefrom or assign or convey any right to receive income therefrom, except Permitted Liens, to secure any Indebtedness of the Issuer unless prior to, or contemporaneously therewith, the Notes are equally and ratably secured by a Lien on such property, assets, proceeds, income or profit; provided, however, that if such Indebtedness is expressly subordinated to the Notes, the Lien securing such Indebtedness will be subordinated and junior to the Lien securing the Notes with the same relative priority as such Indebtedness has with respect to the Notes. Any Lien created for the benefit of the Holders of the Notes pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.
Section 4.11    Asset Sales.
The Issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:
(1)    the Issuer (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (such Fair Market Value determined on the date of contractually agreeing to such Asset Sale) of the assets sold, leased, transferred, conveyed or otherwise disposed of or Equity Interests of any Restricted Subsidiary of the Issuer issued, sold, transferred, conveyed or otherwise disposed of; and
(2)    at least 75% of the consideration received in the Asset Sale by the Issuer or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this clause (2), each of the following will be deemed to be cash:
(A)    any liabilities, as shown on the Issuer’s or such Restricted Subsidiary’s most recent balance sheet or in the notes thereto, of the Issuer or any of its Restricted Subsidiaries (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes) (A) that are assumed by the transferee of any such assets and from which the Issuer or such Restricted Subsidiary have been validly released by all creditors in writing, or (B) in respect of which neither the Issuer nor any Restricted Subsidiary following such Asset Sale has any obligation;
(B)    any securities, notes or other obligations received by the Issuer or any such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash or Cash Equivalents within 180 days, to the extent of the cash or Cash Equivalents received in that conversion; and
(C)    any Designated Non-cash Consideration received by the Issuer or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) not to exceed 5.0% of Consolidated Total Assets at the time of the receipt of such Designated Non-cash Consideration (determined based on the most recently ended fiscal quarter for which financial statements are available (which may be internal financial statements) and with the Fair Market

Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value) shall be deemed to be cash for purposes of this paragraph and for no other purpose.
To the extent that the Fair Market Value of any Asset Sale (such Fair Market Value determined on the date of contractually agreeing to such Asset Sale) exceeds 10.0% of Consolidated Total Assets at the time of receipt of the Net Proceeds of any such Asset Sale (determined based on the most recently ended fiscal quarter for which financial statements are then available (which financial statements may be internal)), then, within 450 days after the receipt of any Net Proceeds from any such Asset Sale, the Issuer or such Restricted Subsidiary may apply those Net Proceeds (but shall only be required to apply that portion of the Net Proceeds from such Asset Sale that exceeds 10.0% of Consolidated Total Assets) at its option (or any portion thereof):

(1)    to prepay, repay or purchase (a) Indebtedness of the Issuer or any Restricted Subsidiary that is secured by a Lien and, if such Indebtedness is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto, (b) Indebtedness of the Issuer or any Restricted Subsidiary incurred pursuant to clause (1) of Section 4.08(b) and, if such Indebtedness is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto, (c) Indebtedness of any Restricted Subsidiary which is not a Subsidiary Guarantor other than Indebtedness owed to the Issuer or any Restricted Subsidiary and (d) the Notes or any other Indebtedness (other than Subordinated Obligations), provided that, in the case of this clause (d), if the Issuer or any Restricted Subsidiary shall so repay any Indebtedness other than the Notes, the Issuer shall either (1) reduce Obligations under the Notes on a pro rata basis by, at its option, (A) redeeming notes as provided under the optional redemption provisions of the Notes or (B) purchasing notes through open market purchases or in arm’s length privately negotiated transactions at a purchase price of at least 100% of the principal amount thereof or (2) make an offer (in accordance with the procedures set forth herein for an Asset Sale Offer) to all Holders to purchase their Notes on a ratable basis with such other Indebtedness for no less than 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, thereon;
(2)    to make an Investment in any one or more businesses (provided that if such Investment is in the form of the acquisition of Capital Stock of a Person (other than a Restricted Subsidiary or a Permitted Joint Venture), such acquisition results in such Person becoming a Restricted Subsidiary), assets, or property or capital expenditures, in each case (a) used or useful in a Permitted Business or (b) that replace the properties and assets that are the subject of such Asset Sale;
provided, that a binding commitment to apply Net Proceeds as set forth in clauses (1) and (2) above shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Issuer or such Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 545 days after receipt of such Net Proceeds (an “Acceptable Commitment”) and, in the event any Acceptable Commitment is later cancelled or terminated for any reason before the Net Proceeds are applied in connection therewith, then the Issuer or such Restricted Subsidiary shall be permitted to apply the Net Proceeds in any manner set forth in clauses (1) and (2) above before the expiration of such 545-day period and, in the event the Issuer or such Restricted Subsidiary fails to do so, then such Net Proceeds shall constitute Excess Proceeds (as defined below); or
(3)    any combination of the foregoing.
Any Net Proceeds from Asset Sales that were required to be applied in accordance with the first sentence of the immediately preceding paragraph and that are not so applied or invested as provided in the preceding paragraph will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds the greater of (a) $250.0 million and (b) 2.0% of Consolidated Total Assets within 30 days thereof, the Issuer will make an offer (an “Asset Sale Offer”) to all Holders to purchase the maximum principal amount of Notes and, if the Issuer is required to do so under the terms of any other Indebtedness that is pari passu in right of payment with the Notes, such other Indebtedness on a pro rata basis with the Notes, that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest, if any, to, but not including, the date of purchase, and will be payable in cash.
Pending the final application of any Net Proceeds, the Issuer may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.
If any Excess Proceeds remain after consummation of the purchase of all properly tendered and not withdrawn Notes pursuant to an Asset Sale Offer, the Issuer may use such remaining Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Notes and such other pari passu Indebtedness will be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.
To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of this Indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.11 or Section 3.08 hereof by virtue of such compliance.
Section 4.12    Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.
The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any of its Restricted Subsidiaries to:

(a)    pay dividends or make any other distributions on its Capital Stock to the Issuer or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries;
(b)    make loans or advances to the Issuer or any of its Restricted Subsidiaries; or
(c)    transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries.
However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:
(1)    agreements governing the Existing Credit Agreement and agreements governing Existing Indebtedness, in each case as in effect on the Issue Date;
(2)    this Indenture and the Notes;
(3)    applicable law or any applicable rule, regulation or order of, or arrangement with, any regulatory body or agency;
(4)    any agreement or other instrument of (i) a Person acquired by the Issuer or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such encumbrance or restriction was created in connection with or in contemplation of such acquisition) or (ii) any Unrestricted Subsidiary at the time it is designated or is deemed to become a Restricted Subsidiary, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or Unrestricted Subsidiary, or the property or assets of the Person or Unrestricted Subsidiary, so acquired or designated, as the case may be;
(5)    restrictions on cash, Cash Equivalents or other deposits or net worth imposed by customers or governmental regulatory bodies or required by insurance, surety or bonding companies, in each case pursuant to contract;
(6)    customary non-assignment provisions in leases, licenses, sublicenses and other contracts;
(7)    customary restrictions and conditions contained in agreements relating to purchase money Indebtedness for property acquired and Capital Lease Obligations permitted to be incurred under the provisions of Section 4.08 hereof that impose restrictions of the nature described in clause (c) of the first paragraph of this Section 4.12 on the property so acquired or subject to such obligations;
(8)    any agreement for the sale or other disposition of a Restricted Subsidiary or the assets of a Restricted Subsidiary pending the closing of such sale or other disposition or the sale or other disposition of its assets;

(9)    Permitted Refinancing Indebtedness; provided, however, that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced (as determined in good faith by an officer of the Issuer);
(10)    Liens securing Indebtedness otherwise permitted to be incurred under the provisions of Section 4.10 hereof that limit the right of the debtor to dispose of the assets subject to such Liens;
(11)    provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements, agreements in respect of Permitted Market Investments and other similar agreements (including agreements entered into in connection with a Restricted Investment); provided that such provisions with respect to the disposition or distribution of assets or property relate only to the assets or properties subject to such agreements;
(12)    other Indebtedness, Disqualified Stock or preferred stock permitted to be incurred subsequent to the Issue Date under the provisions of Section 4.08 hereof; provided that such encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not materially less favorable to the Holders than (i) the encumbrances and restrictions contained in the Existing Credit Agreement in effect on the Issue Date or (ii) in comparable financings (as determined in good faith by the Issuer) and where, in the case of clause (ii), either (A) the Issuer determines at the time of entry into such agreement or instrument that such encumbrances or restrictions will not adversely affect, in any material respect, the Issuer’s ability to make principal or interest payments on the notes or (B) such encumbrance or restriction applies only during the continuance of a default relating to such agreement or instrument;
(13)    contractual requirements of a Restricted Subsidiary in connection with a Qualified Securitization Transaction, provided that such restrictions apply only to such Restricted Subsidiary;
(14)    any amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing of an agreement referred to in clauses (1) through (13) above, provided, however that such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing is not materially more restrictive, taken as a whole, than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing (as determined in good faith by an officer of the Issuer);
(15)    Hedging Obligations; and
(16)    customary provisions in any joint venture agreement or similar agreement to the extent prohibiting the pledge of the Equity Interests of such joint venture.

(d)    For purposes of determining compliance with this Section 4.12, (1) the priority of any preferred stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (2) the subordination of loans or advances made to the Issuer or a Restricted Subsidiary to other Indebtedness incurred by the Issuer or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.
Section 4.13    Affiliate Transactions.
(a)    The Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”), unless:
(1)    with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50.0 million, the Affiliate Transaction is on terms, taken as a whole, that are not materially less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person; and
(2)    with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $125.0 million, such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Issuer, if any (or, if there are no disinterested members, a majority of members of the Board of Directors of the Issuer).
(b)    The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.13(a):
(1)    transactions solely between or among the Issuer and/or any of its Restricted Subsidiaries or solely among its Restricted Subsidiaries;
(2)    any issuances of Equity Interests (other than Disqualified Stock) to Affiliates of the Issuer or a Restricted Subsidiary;
(3)    reasonable and customary fees, indemnification and similar arrangements, consulting fees, employee salaries, bonuses or employment or severance agreements, compensation or employee benefit arrangements or plans and incentive arrangements or plans (including any amendments to the foregoing) with any officer, director, employee or consultant of the Issuer or a Restricted Subsidiary entered into in the ordinary course of business or approved in good faith by the Board of Directors of the Issuer;

(4)    any Permitted Investment or other transactions made in compliance with Section 4.09 hereof;
(5)    loans (and cancellation of loans) and advances to directors, officers, employees or consultants of the Issuer or any of its Restricted Subsidiaries entered into in the ordinary course of business of the Issuer or any of its Restricted Subsidiaries or approved in good faith by the Board of Directors of the Issuer;
(6)    any agreement as in effect as of the Issue Date or any amendment thereto so long as, following any such amendment, the agreement, taken as a whole, is not materially more disadvantageous to the Holders than the original agreement as in effect on the Issue Date;
(7)    any transaction effected as part of a Qualified Securitization Transaction;
(8)    transactions entered into by a Person prior to the time such Person becomes a Restricted Subsidiary or is merged or consolidated into the Issuer or a Restricted Subsidiary (provided such transaction is not entered into in contemplation of such event);
(9)    transactions permitted by, and complying with, the provisions of Section 5.01 hereof;
(10)    transactions with a Person (other than an Unrestricted Subsidiary of the Issuer) that is an Affiliate of the Issuer solely because the Issuer owns, directly or through a Restricted Subsidiary, an Equity Interest in such Person;
(11)    payment of management fees or similar fees under any management agreement entered into or assumed in connection with an acquisition or business expansion;
(12)    any transaction in which the Issuer or any Restricted Subsidiary, as the case may be, receives an opinion from a nationally recognized investment banking, appraisal or accounting firm that such Affiliate Transaction is either fair, from a financial standpoint, to the Issuer or such Restricted Subsidiary or meets the requirements of Section 4.13(a)(1) hereof;
(13)    any transition services arrangement or similar arrangement entered into in connection with or in contemplation of the disposition of assets or Capital Stock in any Restricted Subsidiary permitted under Section 4.11 that the Issuer determines in good faith is either fair to the Issuer or otherwise on customary terms for such type of arrangements in connection with similar transactions;
(14)    pledges of Capital Stock of Unrestricted Subsidiaries;
(15)    intellectual property licenses in the ordinary course of business;

(16)    payments to or from, and transactions with, any joint venture in the ordinary course of business or consistent with past practice (including any cash management activities related thereto);
(17)    the payment of costs and expenses related to registration rights and customary indemnities provided to stockholders under any stockholder agreement; and
(18)    any Permitted Tax Restructuring.
(c)    If the Issuer or any of its Restricted Subsidiaries (i) purchases or otherwise acquires assets or properties from a Person which is not an Affiliate, the purchase or acquisition by an Affiliate of the Issuer of (a) an interest in all or a portion of the assets or properties acquired in a substantially concurrent transaction on the same material terms as the Issuer or such Restricted Subsidiary or (b) other assets or properties from the same Person in a substantially concurrent transaction, in each case, shall not be deemed an Affiliate Transaction (or cause such purchase or acquisition by the Issuer or a Restricted Subsidiary to be deemed an Affiliate Transaction) and (ii) sells, conveys or otherwise disposes of assets or other properties to a Person who is not an Affiliate, the sale or other disposition by an Affiliate of the Issuer of (a) their interest in the assets or properties sold or (b) other assets or properties to the same Person in a substantially concurrent transaction shall not be deemed an Affiliate Transaction (or cause such sale or other disposition by the Issuer or a Restricted Subsidiary to be deemed an Affiliate Transaction).
Section 4.14    Designation of Restricted and Unrestricted Subsidiaries.
The Issuer’s Board of Directors may designate any of its Restricted Subsidiaries to be an Unrestricted Subsidiary if that designation would not cause a Default. If any of the Issuer’s Restricted Subsidiaries is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Issuer and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary shall be deemed to be an Investment made as of the time of that designation and will either reduce the amount available for Restricted Payments under Section 4.09 hereof or be a Permitted Investment, as determined by the Issuer. Such designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise satisfies the requirements set forth in the definition of Unrestricted Subsidiary. The Issuer’s Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.
Section 4.15    Repurchase at the Option of Holders Upon a Change of Control.
(a)    Upon the occurrence of a Change of Control Event, the Issuer, or any other Person in lieu of the Issuer, shall, within 30 days of a Change of Control Event, make an offer (the “Change of Control Offer”) pursuant to the procedures set forth in Section 3.08 hereof. Each Holder shall have the right to accept such offer and require the Issuer, or such other Person in lieu of the Issuer, to repurchase all or any portion (provided that no Notes of $2,000 or less will be repurchased in part) of such Holder’s Notes pursuant to the Change of Control Offer at a purchase price, in cash, equal to 101.0% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased, to, but not including, the Purchase Date (subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payout date).
(b)    The Issuer will not be required to make a Change of Control Offer upon a Change of Control if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer by the Issuer and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer or (ii) notice of redemption has been given pursuant to this Indenture as described in Section 3.03 hereof, unless and until there is a default in payment of the applicable Redemption Price. A Change of Control Offer may be made in advance of a Change of Control Event and may be conditional upon the occurrence of a Change of Control Event.
Section 4.16    Limitation on Issuances of Guarantees of Indebtedness.
(a)    The Issuer will not permit any of its Restricted Subsidiaries to guarantee or pledge any assets to secure the payment of any other Indebtedness of the Issuer under (a) Section 4.08(a) hereof and (b) Sections 4.08(b)(1), (2), (3), (5) (only to the extent such Permitted Refinancing Indebtedness was not previously guaranteed), (12)(a) (only to the extent that the Indebtedness thereby guaranteed was incurred under (a) Section 4.08(a) hereof or (b) Sections 4.08(b)(1), (2), (3), (13), (14) (other than with respect to Standard Securitization Undertakings and Limited Originator Recourse), (15), (18), (19), (20) or (21)), (13), (14) (other than with respect to Standard Securitization Undertakings and Limited Originator Recourse), (15), (18), (19), (20) or (21), unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture in substantially the form included in Exhibit B attached hereto providing for the guarantee of the payment of the Notes by such Restricted Subsidiary. The Subsidiary Guarantee will be (1) senior to such Restricted Subsidiary’s Guarantee of, or pledge to secure, such other Indebtedness if such other Indebtedness is subordinated in right of payment to the Notes; or (2) pari passu in right of payment with such Restricted Subsidiary’s Guarantee of, or pledge to secure, such other Indebtedness if such other Indebtedness is not subordinated in right of payment to the Notes.
(b)    The Subsidiary Guarantee of a Guarantor will be automatically and unconditionally released:
(1)    in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Subsidiary of the Issuer, if the sale or other disposition does not violate Section 4.11 hereof;
(2)    in connection with any sale or other disposition of all of the Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the

Issuer or a Subsidiary of the Issuer, if the sale or other disposition does not violate Section 4.11 hereof;
(3)    if the Issuer designates any of its Restricted Subsidiaries that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture or upon the consummation of any transaction after which the Guarantor is no longer a Restricted Subsidiary;
(4)    if such Guarantor is dissolved or liquidated;
(5)    upon legal defeasance, covenant defeasance or satisfaction and discharge of the Notes as provided below under Sections 8.02, 8.03 and 11.01 hereof; or
(6)    if such Guarantor is released or discharged from the underlying Guarantee of Indebtedness giving rise to the execution of a Subsidiary Guarantee
(c)    The form of supplemental indenture is attached hereto as Exhibit B. Notwithstanding the foregoing terms of this Section 4.16, if the Issuer guarantees Indebtedness incurred by any of its Restricted Subsidiaries, such Guarantee by the Issuer will not require any of its Restricted Subsidiaries to provide a Subsidiary Guarantee for the Notes.
(d)    The Issuer may elect, in its sole discretion, to cause or allow, as the case may be, any Subsidiary or any of its Parent Entities that is not otherwise required to be a Guarantor to become a Guarantor, in which case, such Guarantee may be released at any time in the Issuer’s sole discretion.
Section 4.17    Covenant Termination.
Following the first day (such date, the “Covenant Termination Date”):
(a)    the Notes have an Investment Grade Rating from S&P or Moody’s; and
(b)    no Default has occurred and is continuing under this Indenture;
then the Issuer and its Restricted Subsidiaries shall cease to be subject to the provisions of:

(1)    Section 4.08;
(2)    Section 4.09;
(3)    Section 4.11;
(4)    Section 4.12;
(5)    Section 4.13; and

(6)    Section 4.16
(collectively, the “Terminated Covenants”). No Default, Event of Default or breach of any kind shall be deemed to exist under this Indenture or the Notes with respect to the Terminated Covenants based on, and none of the Issuer or any of its Subsidiaries shall bear any liability for, any actions taken or events occurring after the Notes attain an Investment Grade Rating from S&P or Moody’s, regardless of whether such actions or event would have been permitted if the applicable Terminated Covenants remained in effect. The Terminated Covenants will not be reinstated even if the Issuer subsequently does not satisfy the requirements set forth in clauses (a) and/or (b) above. After the Terminated Covenants have been terminated, Company and its Restricted Subsidiaries shall remain subject to the provisions of Section 4.15 hereof and the following Sections:
(7)    Section 4.03;
(8)    Section 4.10; and
(9)    Section 5.01 (other than the financial test set forth in clause (a)(4) thereof).
ARTICLE V.
SUCCESSORS
Section 5.01    Merger, Consolidation or Sale of Assets.
(a)    The Issuer may not consolidate or merge with or into another Person (whether or not the Issuer is the surviving Person) or sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person, unless:
(1)    either:
(A)    the Issuer is the surviving Person; or
(B)    the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, conveyance or other disposition has been made is an entity organized or existing under the laws of the United States of America, any state thereof or the District of Columbia; provided that, if such entity is not a corporation, a co-obligor of the Notes is a corporation;
(2)    the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Issuer under the Notes and this Indenture pursuant to agreements in form satisfactory to the Trustee;
(3)    immediately after such transaction no Default or Event of Default exists;

(4)    the Issuer or the Person formed by or surviving any such consolidation or merger (if other than the Issuer), or to which such sale, assignment, transfer, conveyance or other disposition has been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, (a) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.08(a) hereof or (b) have a Fixed Charge Coverage Ratio that is no worse than the Fixed Charge Coverage Ratio of the Issuer for such applicable four-quarter period without giving pro forma effect to such transactions and any related financing transactions; and
(5)    the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.
(b)    The sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of one or more Subsidiaries of the Issuer, which properties or assets, if held by the Issuer instead of such Subsidiaries, would constitute all or substantially all of the properties or assets of the Issuer on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties or assets of the Issuer.
(c)    Upon any transaction or series of transactions that are of the type described in, and are effected in accordance with, conditions described in Section 5.01(a) and 5.01(b) hereof, the surviving entity shall succeed to, and be substituted for, and may exercise every right and power of the Issuer under this Indenture and the Notes with the same effect as if such surviving entity had been named as the issuer of the Notes; and when a surviving entity duly assumes all of the obligations and covenants of the issuer pursuant to this Indenture and the Notes, the Issuer or any other predecessor Person shall be relieved of such obligations.
(d)    Section 5.01(a) hereof shall not apply to any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Issuer or any of its Restricted Subsidiaries. Clauses (3) and (4) of Section 5.01(a) hereof shall not apply to (i) any merger or consolidation of the Issuer with or into one of its Restricted Subsidiaries for any purpose, (ii) the merger of the Issuer with or into an Affiliate solely for the purpose of reincorporating the Issuer in another jurisdiction so long as the amount of Indebtedness of the Issuer and its Restricted Subsidiaries is not increased thereby or (iii) any merger or consolidation in connection with any Permitted Tax Restructuring.
(e)    Any reference in this Indenture to a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, assignment, sale or transfer, or similar term, as applicable, to, of or with a separate

Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, Restricted Subsidiary, Unrestricted Subsidiary, joint venture or any other similar term shall also constitute such a Person or entity upon completion of such division).
Section 5.02    Successor Corporation Substituted.
To the extent required by Section 5.01(a) or (c), the surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture; provided, however, that the predecessor entity shall not be released from any obligations with respect to the payment of the Notes in the case of:
(a)    a sale, transfer, assignment, conveyance or other disposition (unless such sale, transfer, assignment, conveyance or other disposition is of all or substantially all of the assets of the Issuer, taken as a whole), or
(b)    a lease.
ARTICLE VI.
DEFAULTS AND REMEDIES
Section 6.01    Events of Default.
Each of the following constitutes an “Event of Default” with respect to the Notes:
(a)    default for 30 days in the payment when due of interest on the Notes;
(b)    default in payment when due of the principal of or premium, if any, on the Notes;
(c)    failure by the Issuer or any of its Restricted Subsidiaries to comply with Section 5.01 hereof;
(d)    failure by the Issuer or any of its Restricted Subsidiaries for 30 days after notice to the Issuer by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with the provisions described under Sections 4.11 and 4.15 hereof;
(e)    failure by the Issuer for 120 days after notice to the Issuer by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with the provisions described under Section 4.03 hereof;
(f)    failure by the Issuer or any of its Restricted Subsidiaries for 60 days after notice to the Issuer by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of its other agreements in this Indenture or the Notes;
(g)    default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by, or the payment of which is guaranteed by, the Issuer or any of its Significant Subsidiaries (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary), whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:
(A)    is caused by a failure to pay principal of such Indebtedness on or prior to the expiration of any grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or
(B)    results in the acceleration of such Indebtedness prior to its Stated Maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $300.0 million.
In the event of any Event of Default specified in this clause (g), such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of the acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or Holders of the Notes, if within 20 days after such Event of Default arose:
(1)    the Indebtedness or guarantee that is the basis for such Event of Default has been discharged,
(2)    the Holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default, or
(3)    if the default that is the basis for such Event of Default has been cured;
(h)    failure by the Issuer or any of its Significant Subsidiaries (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) to pay final non-appealable judgments entered by a court or courts of competent jurisdiction aggregating in excess of $300.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;
(i)    certain events of bankruptcy or insolvency described below with respect to the Issuer or any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:
(1)    commences a voluntary case;

(2)    consents to the entry of an order for relief against it in an involuntary case or consents to its dissolution or winding up;
(3)    consents to the appointment of a receiver, interim receiver, receiver and manager, liquidator, Trustee or custodian of it for all or substantially all of its property; or
(4)    makes a general assignment for the benefit of its creditors; and
(j)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(1)    is for relief against the Issuer or any of its Significant Subsidiaries or any group of Subsidiaries, that, when taken together, would constitute a Significant Subsidiary in an involuntary case; or
(2)    appoints a receiver, interim receiver, receiver and manager, liquidator, trustee or custodian of the Issuer or any of its Significant Subsidiaries or any group of Subsidiaries that, when taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Issuer or any of its Significant Subsidiaries or any group of Subsidiaries that, when taken together, would constitute a Significant Subsidiary; or
(3)    orders the liquidation of the Issuer or any of its Significant Subsidiaries or any group of Subsidiaries that, when taken together, would constitute a Significant Subsidiary;
and such order or decree remains unstayed and in effect for 60 consecutive days.
The Holders of at least a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under this Indenture (except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes) and rescind any acceleration of the Notes (except a continuing Default or Event of Default arising from certain events of the type described in Section 6.01(i) or (j) hereof).
The Issuer shall within 30 days of becoming aware of any Default or Event of Default, deliver to the Trustee a statement specifying such Default or Event of Default.
Any time period to cure any actual or alleged Default or Event of Default may be extended or stayed by a court of competent jurisdiction.
Section 6.02    Acceleration.
(a)    If any Event of Default (other than those of the type described in Section 6.01(i) or (j) hereof) occurs and is continuing, the Trustee may, and the Trustee upon the request of Holders of 25.0% in principal amount of the outstanding Notes shall, or the Holders of at least 25.0% in principal amount of outstanding Notes may, declare the principal of all the Notes, together with all accrued and unpaid interest, premium, if any, to be due and payable by notice in writing to the Issuer and the Trustee specifying the respective Event of Default and that such notice is a notice of acceleration, and the same shall become immediately due and payable.
(b)    In the case of an Event of Default specified in Section 6.01(i) or (j) hereof, all outstanding Notes shall become due and payable immediately without any further action or notice on the part of the Trustee or the Holders. Holders may not enforce this Indenture or the Notes except as provided in this Indenture.
(c)    The Holders of a majority in aggregate principal amount of the outstanding Notes by notice to the Trustee and the Issuer may rescind and annul any declaration of acceleration if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal, premium or interest that has become due solely because of the acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.
Section 6.03    Other Remedies.
If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.
The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies shall be cumulative to the extent permitted by law.
Section 6.04    Waiver of Defaults.
(a)    The Holders of at least a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes (i) waive any existing Default or Event of Default, and its consequences, except a continuing Default or Event of Default (A) in the payment of the principal of, premium, if any, or interest, on the Notes and (B) in respect of a covenant or provision which under this Indenture cannot be modified or amended without the consent of the Holder of each Note affected by such modification or amendment and (ii) rescind any acceleration and its consequences with respect to the Notes.
(b)    Upon any waiver of a Default or Event of Default, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed cured for every purpose of this Indenture but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.05    Control by Majority.
Subject to Sections 7.01, 7.02(f) (including the Trustee’s receipt of the security or indemnification described therein) and 7.07 hereof, in case an Event of Default shall occur and be continuing, the Holders of a majority in aggregate principal amount of the Notes then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes.
Section 6.06    Limitation on Suits.
No Holder shall have any right to institute any proceeding with respect to this Indenture, or for the appointment of a receiver or trustee, or for any remedy hereunder, unless:
(a)    such Holder has previously given the trustee written notice that an Event of Default is continuing;
(b)    the Holders of not less than 25.0% in principal amount of the then outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;
(c)    such Holder or Holders have offered to the Trustee indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;
(d)    the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and
(e)    no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the then outstanding Notes;
it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.
The preceding limitations shall not apply to a suit instituted by a Holder for enforcement of payment of principal of, and premium, if any, or interest on, a Note on or after the respective due dates for such payments set forth in such Note.
Section 6.07    Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture (including Section 6.06), the right of any Holder to receive payment of principal, premium, if any, and interest on the Notes held by such Holder, on or after the respective due dates expressed in the Notes (including in connection with an Offer to Purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
Section 6.08    Collection Suit by Trustee.
If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, premium, if any, and interest then due and owing (together with interest on overdue principal and, to the extent lawful, interest) and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
Section 6.09    Trustee May File Proofs of Claim.
The Trustee shall be authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes), its assets or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, moneys, securities and any other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
Section 6.10    Priorities.
Any money collected by the Trustee pursuant to this Article 6 or, after an Event of Default, any distributions of money or other property in respect of the Issuer’s obligations under this

Indenture, shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or any premium or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
First: to the Trustee (including any predecessor trustee), its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;
Second: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and
Third: to the Issuer or to such party as a court of competent jurisdiction shall direct in writing.
The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.
Section 6.11    Undertaking for Costs.
In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 shall not apply to a suit by the Trustee, a suit by the Issuer, a suit by a Holder pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.
ARTICLE VII.
TRUSTEE
Section 7.01    Duties of Trustee.
(a)    If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
(b)    Except during the continuance of an Event of Default:
(1)    the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(2)    in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of certificates or opinions specifically required by any provision herein to be furnished to it, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts, statements, opinions or conclusions stated therein).
(c)    The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
(1)    this clause (c) does not limit the effect of clause (b) or (e) of this Section 7.01;
(2)    the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
(3)    the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.
(d)    Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.01.
(e)    No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability.
(f)    The Trustee shall not be liable for interest on any money received by it or required to invest any money except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
Section 7.02    Rights of Trustee.
(a)    The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(b)    Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
(c)    The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.
(d)    Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer of the Issuer.
(e)    The Trustee shall not be deemed to have notice of any Default or Event of Default unless written notice of any event which is in fact such a Default or Event of Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee from the Issuer or the Holders of 25.0% in aggregate principal amount of the outstanding Notes, and such notice references the specific Default or Event of Default, the Notes and this Indenture.
(f)    The Trustee shall not be required to give any bond or surety in respect of the performance of its power and duties hereunder.
(g)    The Trustee shall have no duty to inquire as to the performance of the Issuer’s covenants herein.
(h)    The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.
(i)    The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.
(j)    In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
(k)    The permissive right of the Trustee to take or refrain from taking action hereunder shall not be construed as a duty.

(l)    The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder and each agent, custodian and other Person employed to act hereunder.
(m)    The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.
(n)    None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.
Section 7.03    Individual Rights of Trustee.
The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days or resign. Any Agent may do the same with like rights and duties. The Trustee shall also be subject to Sections 7.10 and 7.11 hereof.
Section 7.04    Trustee’s Disclaimer.
The Trustee shall not be responsible for and makes no representation as to the validity, sufficiency or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication. The Trustee shall not be responsible to make any calculation with respect to any matter under this Indenture. The Trustee shall have no duty to monitor or investigate the Issuer’s compliance with or the breach of, or cause to be performed or observed, any representation, warranty or covenant made in this Indenture
Section 7.05    Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee shall send to Holders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.
Section 7.06    Reports by Trustee to Holders.
Within 60 days after each May 15 beginning with the May 15 following the Issue Date, and for so long as Notes remain outstanding, the Trustee shall send to the Holders a brief report dated as of such reporting date that complies with TIA §313(a) (but if no event described in TIA §313(a) has occurred within one year preceding the reporting date, no report need be transmitted), if so required by TIA §313(a). The Trustee also shall comply with TIA §313(b)(2). The Trustee shall also send all reports as required by TIA §313(c).
A copy of each report at the time of its sending to the Holders shall be sent to the Issuer and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA §313(d). The Issuer shall promptly notify the Trustee when the Notes are listed on any stock exchange and any delisting thereof.
Section 7.07    Compensation and Indemnity.
The Issuer shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.
The Issuer, and the Guarantors, if any, shall, jointly and severally, indemnify the Trustee, its directors, officers, employees or agents or any predecessor Trustee against any and all losses, claims, damages, penalties, fines, liabilities or expenses, including incidental and out-of-pocket expenses and reasonable attorneys’ fees and expenses (for purposes of this Section 7.07, “losses”) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuer (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuer or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent such losses have been determined to have been caused by its own gross negligence or willful misconduct. The Trustee shall notify the Issuer promptly of any claim of which a Responsible Officer has received written notice and for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations under this Section 7.07. The Issuer shall defend the claim, and the Trustee shall cooperate in the defense. The Trustee may have separate counsel if the Trustee has been reasonably advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the Issuer and in the reasonable judgment of such counsel it is advisable for the Trustee to engage separate counsel, and the Issuer shall pay the reasonable fees and expenses of such counsel. The Issuer need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The Issuer need not reimburse any expense or indemnify against any loss incurred by the Trustee through the Trustee’s own willful misconduct or gross negligence.
The obligations of the Issuer and the Guarantors, if any, under this Section 7.07 shall survive the satisfaction and discharge of this Indenture, the resignation or removal of the Trustee and payment in full of the Notes.
To secure the Issuer’s and Guarantors’, if any, payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal, premium, if any, and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.
When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(i) or (j) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.
Section 7.08    Replacement of Trustee.
A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.
The Trustee may resign in writing at any time upon 30 days’ prior notice to the Issuer and be discharged from the trust hereby created by so notifying the Issuer. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing. The Issuer may remove the Trustee if:
(a)    the Trustee fails to comply with Section 7.10 hereof;
(b)    the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
(c)    (c) a custodian or public officer takes charge of the Trustee or its property; or
(d)    the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuer shall promptly appoint a successor Trustee.
Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.
If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer, or the Holders of at least 10.0% in aggregate principal amount of the then outstanding Notes may, at the expense of the Issuer, petition any court of competent jurisdiction for the appointment of a successor Trustee.
If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer and enter into a supplemental indenture with the retiring Trustee and the Issuer in which it assumes the rights, powers and duties of the Trustee under this Indenture. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall send a notice of its succession to Holders. Subject to the Lien provided for in Section 7.07 hereof, the retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided, however, that all sums owing to the Trustee hereunder shall have been paid. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.
In the case of an appointment hereunder of a separate or successor Trustee with respect to the Notes, the Issuer, any retiring Trustee and each successor or separate Trustee with respect to the Notes shall execute and deliver a supplemental indenture hereto (1) which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of any retiring Trustee with respect to the Notes have been assumed by a successor Trustee and in the case where any retiring Trustee is retiring only with respect to some of the Notes that the rights, powers, trusts and duties of any retiring Trustee with respect to the Notes as to which any such retiring Trustee is not retiring shall continue to be vested in such retiring Trustee and (2) that shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustee co-trustees of the same trust and that each such separate, retiring or successor Trustee shall be Trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any such other Trustee.

Section 7.09    Successor Trustee by Merger, etc.
If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking association, the successor corporation or banking association without any further act shall, if such successor corporation or banking association is otherwise eligible hereunder, be the successor Trustee.
Section 7.10    Eligibility; Disqualification.
There shall at all times be a Trustee hereunder that is a Person organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million (or a wholly-owned subsidiary of a bank or trust company, or of a bank holding company, the principal subsidiary of which is a bank or trust company having a combined capital and surplus of at least $50.0 million) as set forth in its most recent published annual report of condition.
This Indenture shall always have a Trustee who satisfies the requirements of TIA §310(a)(1).
ARTICLE VIII.
LEGAL DEFEASANCE AND COVENANT DEFEASANCE
Section 8.01    Option to Effect Legal Defeasance or Covenant Defeasance
The Issuer may, at its option and at any time, elect to have either Sections 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth in this Article 8. Any such election shall be evidenced by a Board Resolution set forth in an Officer’s Certificate.
Section 8.02    Legal Defeasance and Discharge.
Upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.02, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from its Obligations with respect to all outstanding Notes on the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Legal Defeasance”) and each Guarantor, if any, shall be released from all of its obligations under its Subsidiary Guaranty. For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Debt represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under the Notes and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, or interest on such Notes when such payments are due, (b) the Issuer’s obligations with respect to such Notes under Article 2 of this Indenture and Section 4.01 and 4.02 of this Indenture, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuer’s and the Guarantor’s, if any, obligations in connection therewith and (d) this Article 8. If the Issuer exercises under Section 8.01 hereof the option applicable to this Section 8.02, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, payment of the Notes may not be accelerated because of an Event of Default. Subject to compliance with this Article 8, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.
Section 8.03    Covenant Defeasance.
Upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.03, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from its Obligations under the covenants contained in Sections 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15 and 4.16 hereof, and the operation of Section 5.01(a)(4)), with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Covenant Defeasance”) and each Guarantor, if any, shall be released from all of its Obligations under its Subsidiary Guarantee with respect to such covenants in connection with such outstanding Notes and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above in this Section 8.03, the remainder of this Indenture and such Notes shall be unaffected thereby. If the Issuer exercises under Section 8.01 the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, payment of the Notes may not be accelerated because of an Event of Default specified in clause (c) (with respect to the covenant contained in Section 5.01(a)(4) hereof), clause (d) (with respect to the covenants contained in Section 4.08, 4.09, 4.11 and 4.15 hereof), clause (f) (with respect to the covenants contained in Sections 4.10, 4.12, 4.13 and 4.16 hereof), and clauses (g), (h), (i) and (j) (but in the case of (i) and (j) of Section 6.01, with respect to Significant Subsidiaries only) of Section 6.01.
Section 8.04    Conditions to Legal or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.02 or 8.03 to the outstanding Notes.
The Legal Defeasance or Covenant Defeasance may be exercised only if:
(a)    the Issuer irrevocably deposits with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in dollars, Government Securities, or a combination of cash in dollars and Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium, if any, on the outstanding Notes on the Stated Maturity or on the applicable Redemption Date, as the case may be; provided, that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit as of the date of redemption (any such amount, the “Applicable Premium Deficit”) only required to be deposited with the Trustee on or prior to the date of redemption, and the Issuer must specify whether the Notes are being defeased to maturity or to such particular Redemption Date;
(b)    in the case of Legal Defeasance, the Issuer shall deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, (i) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) subsequent to the Issue Date, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the beneficial owners of the outstanding Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such Legal Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
(c)    in the case of Covenant Defeasance, the Issuer has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the beneficial owners of the outstanding Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such Covenant Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(d)    no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to make such deposit and the grant of any Lien securing such borrowing);
(e)    such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Issuer or any Subsidiary is a party or by which the Issuer or any Subsidiary is bound (other than resulting from the borrowing of funds to be applied to make such deposit and the grant of any Lien securing such borrowing);
(f)    the Issuer must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others; and
(g)    the Issuer delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.
Any Applicable Premium Deficit shall be set forth in an Officer’s Certificate delivered to the Trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption.
Section 8.05    Deposited Cash and Government Securities to be Held in Trust; Other Miscellaneous Provisions.
Subject to Section 8.06, all cash and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of all sums due and to become due thereon in respect of principal, premium, if any, and interest but such cash and securities need not be segregated from other funds except to the extent required by law.
The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.
Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the request of the Issuer any cash or Government Securities held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee (which may be the certification delivered under Section 8.04(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
Section 8.06    Repayment to Issuer.

The Trustee shall promptly, and in any event, no later than five (5) Business Days, pay to the Issuer after request therefor, any excess money held with respect to the Notes at such time in excess of amounts required to pay any of the Issuer’s Obligations then owing with respect to the Notes.
Any cash or Government Securities deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal, premium, if any, or interest on any Note and remaining unclaimed for one year after such principal, premium, if any, or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) shall be discharged from such trust; and the Holder shall thereafter, as an unsecured creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such cash and securities, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such cash and securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such cash and securities then remaining shall be repaid to the Issuer.
Section 8.07    Reinstatement.
If the Trustee or Paying Agent is unable to apply any cash or Government Securities in accordance with Sections 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Sections 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such cash and securities in accordance with Sections 8.02 or 8.03, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its Obligations, the Issuer shall be subrogated to the rights of the Holders to receive such payment from the cash and securities held by the Trustee or Paying Agent.
ARTICLE IX.
AMENDMENT, SUPPLEMENT AND WAIVER
Section 9.01    Without Consent of Holders of Notes.
Notwithstanding Section 9.02 of this Indenture, the Issuer and the Trustee may amend or supplement this Indenture or the Notes without notice to or the consent of any Holder to:
(1)    to cure any ambiguity, mistake, defect or inconsistency;

(2)    to provide for uncertificated Notes in addition to or in place of certificated Notes;
(3)    to provide for the assumption of the Issuer’s obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Issuer’s assets;
(4)    to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under this Indenture of any such Holder;
(5)    to provide for or confirm the issuance of Additional Notes otherwise permitted to be incurred by this Indenture; or
(6)    to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;
(7)    to allow any Guarantor to execute a supplemental indenture and/or to allow any Guarantor or other Person to provide a Guarantee with respect to the Notes;
(8)    to evidence and provide the acceptance of the appointment of a successor Trustee under this Indenture;
(9)    to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the Holders as additional security for the payment and performance of the Issuer’s or a Guarantor’s obligations;
(10)    to comply with the rules of any applicable Depositary;
(11)    to release a Guarantor from its Guarantee pursuant to the terms of this Indenture when permitted or required pursuant to the terms herein;
(12)    to conform the text of this Indenture, the Notes or the Guarantees to any provision of the “Description of Notes” in the Offering Memorandum; or

Section 9.02    With Consent of Holders of Notes.
Except as provided below in this Section 9.02, the Issuer and the Trustee may amend or supplement this Indenture and the Notes with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding voting as a single class (including, without limitation, consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes), and any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding voting as a single class (including, without limitation, consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes).
Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):
(1)    reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;
(2)    reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption or repurchase of the Notes relating to Sections 4.11 or Section 4.15 hereof (and any applicable definitions));
(3)    reduce the rate of, or change the time for, payment of interest on any Note;
(4)    waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);
(5)    make any Note payable in money other than that stated in the Notes;
(6)    (i) make any change in the provisions (including applicable definitions) of this Indenture relating to waivers of past Defaults or (ii) impair the right of any Holder to institute suit for the enforcement of any payment of principal of and interest on such Holder’s Notes on or after the due dates therefor;
(7)    waive a redemption or repurchase payment with respect to any Note (other than a payment required by Sections 4.11 or 4.15 hereof);
(8)    make any change in the ranking of the Notes in a manner adverse to the Holders of the Notes; or
(9)    make any change in the preceding amendment and waiver provisions.
The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any supplemental indenture. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 120 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.
After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer shall send to the Holder of each Note affected thereby to such Holder’s address appearing in the Note Register a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to send such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.
Section 9.03    Revocation and Effect of Consents.
Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion thereof that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note or portion thereof if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver shall become effective in accordance with its terms and thereafter shall bind every Holder.
Section 9.04    Notation on or Exchange of Notes.
The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and, upon receipt of an Issuer Order in accordance with Section 2.02 hereof, the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.
Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.
Section 9.05    Trustee to Sign Amendments, etc. The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuer may not sign an amendment or supplemental indenture until its Board of Directors (or committee serving a similar function) approves it. In executing any amended or supplemental indenture, the Trustee shall be provided with and (subject to Section 7.01 hereof) shall be fully protected in relying upon an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such amended or supplemental indenture is the legal, valid and binding obligations of the Issuer enforceable against it in accordance with its terms, subject to customary exceptions and that such amended or supplemental indenture complies with the provisions hereof.

ARTICLE X.
SUBSIDIARY GUARANTEES
Section 10.01    Subsidiary Guarantee.
Subject to this Article 10, any Guarantor that executes and delivers a supplemental indenture pursuant to this Indenture shall, upon execution and delivery of its supplemental indenture, jointly and severally and unconditionally guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns: (a) the due and punctual payment of the principal of, premium, if any, and interest on the Notes, subject to any applicable grace period, whether at Stated Maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on the overdue principal of and premium, if any, and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Issuer to the Holders or the Trustee under this Indenture and the Notes, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration pursuant to Section 6.02, redemption or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.
Each Guarantor hereby agrees that its obligations with regard to its Subsidiary Guarantee shall be joint and several, unconditional, irrespective of the validity or enforceability of the Notes or the obligations of the Issuer under this Indenture, the absence of any action to enforce the same, the recovery of any judgment against the Issuer or any other obligor with respect to this Indenture, the Notes or the Obligations of the Issuer under this Indenture or the Notes, any action to enforce the same or any other circumstances (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor further, to the extent permitted by law, waives and relinquishes all claims, rights and remedies accorded by applicable law to guarantors and agrees not to assert or take advantage of any such claims, rights or remedies, including but not limited to: (a) any right to require any of the Trustee, the Holders or the Issuer (each a “Benefited Party”), as a condition of payment or performance by such Guarantor, to (1) proceed against the Issuer, any other guarantor (including any other Guarantor) of the Obligations under the Subsidiary Guarantees or any other Person, (2) proceed against or exhaust any security held from the Issuer, any such other guarantor or any other Person, (3) proceed against or have resort to any balance of any deposit account or credit on the books of any Benefited Party in favor of the Issuer or any other Person, or (4) pursue any other remedy in the power of any Benefited Party whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Issuer including any defense based on or arising out of the lack of validity or the unenforceability of the Obligations under the Subsidiary Guarantees or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Issuer from any cause other than payment in full of the Obligations under the Subsidiary Guarantees; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any
Benefited Party’s errors or omissions in the administration of the Obligations under the Subsidiary Guarantees, except behavior which amounts to bad faith; (e)(1) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of the Subsidiary Guarantees and any legal or equitable discharge of such Guarantor’s obligations hereunder, (2) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (3) any rights to set-offs, recoupments and counterclaims and (4) promptness, diligence and any requirement that any Benefited Party protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentations, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of the Subsidiary Guarantees, notices of Default under the Notes or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Obligations under the Subsidiary Guarantees or any agreement related thereto, and notices of any extension of credit to the Issuer and any right to consent to any thereof; (g) to the extent permitted under applicable law, the benefits of any “One Action” rule and (h) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of the Subsidiary Guarantees. Except to the extent expressly provided herein, including Sections 8.02, 8.03 and 10.05, each Guarantor hereby covenants that its Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in its Subsidiary Guarantee and this Indenture.
If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.
Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 6.02 for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby and (y) in the event of any declaration of acceleration of such obligations as provided in Section 6.02, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Subsidiary Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee.

Section 10.02    Limitation on Guarantor Liability.
(a)    Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that each Guarantor’s liability shall be that amount from time to time equal to the aggregate liability of such Guarantor under the guarantee, but shall be limited to the lesser of (x) the aggregate amount of the Issuer’s obligations under the Notes and this Indenture or (y) the amount, if any, which would not have (1) rendered the Guarantor “insolvent” (as such term is defined in the Federal Bankruptcy Code and in the Debtor and Creditor Law of the State of New York) or (2) left it with unreasonably small capital at the time its guarantee with respect to the Notes was entered into, after giving effect to the incurrence of existing Indebtedness immediately before such time; provided, however, it shall be a presumption in any lawsuit or proceeding in which a Guarantor is a party that the amount guaranteed pursuant to the guarantee with respect to the Notes is the amount described in clause (x) above unless any creditor, or representative of creditors of the Guarantor, or debtor in possession or trustee in bankruptcy of the Guarantor, otherwise proves in a lawsuit that the aggregate liability of the Guarantor is limited to the amount described in clause (y) above.
(b)    In making any determination as to the solvency or sufficiency of capital of a Guarantor in accordance with the proviso of 10.02(a), the right of each Guarantor to contribution from other Guarantors and any other rights such Guarantor may have, contractual or otherwise, shall be taken into account.
Section 10.03    Execution and Delivery of Subsidiary Guarantee.
To evidence its Subsidiary Guarantee set forth in Section 10.01, each Guarantor hereby agrees to execute and deliver a supplemental indenture to this Indenture substantially in the form set forth as Exhibit B hereto executed on behalf of such Guarantor by its President or one of its Vice Presidents.
Each Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.
If an Officer whose signature is on this Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Guarantors.
The Issuer hereby agrees that it shall cause each Person that becomes obligated to provide a Subsidiary Guarantee pursuant to Section 4.16 to execute a supplemental indenture in form and substance reasonably satisfactory to the Trustee, pursuant to which such Person provides the Guarantee set forth in this Article 10 and otherwise assumes the obligations and accepts the rights of a Guarantor under this Indenture, in each case with the same effect and to the same extent as if such Person had been named herein as a Guarantor.
Section 10.04    Guarantors May Consolidate, etc., on Certain Terms.
Except as otherwise provided in Section 10.05, no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person whether or not affiliated with such Guarantor unless:
(a)    subject to Section 10.05, the Person formed by or surviving any such consolidation or merger (if other than a Guarantor or the Issuer) unconditionally assumes all the obligations of such Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under this Indenture and any Subsidiary Guarantee on the terms set forth herein; and
(b)    the Guarantor complies with the requirements of Article 5 hereof (to the extent applicable).
In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Issuer and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.
Except as set forth in Articles 4 and 5, and notwithstanding clauses (a) and (b) above, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Issuer or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Issuer or another Guarantor.

Section 10.05    Release.
(a)    The Subsidiary Guarantee of a Guarantor will be automatically and unconditionally released:
(1)    upon the consummation of any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Subsidiary of the Issuer, if the sale or other disposition does not violate Section 4.11 of this Indenture;
(2)    upon the consummation of any sale or other disposition of all of the Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Subsidiary of the Issuer, if the sale or other disposition does not violate Section 4.11 of this Indenture;
(3)    if the Issuer designates any of its Restricted Subsidiaries that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture or upon the consummation of any transaction after which the Guarantor is no longer a Restricted Subsidiary;
(4)    if such Guarantor is dissolved or liquidated;
(5)    upon legal defeasance, covenant defeasance or satisfaction and discharge of the Notes as provided in Article 8 or 11 of this Indenture; or
(6)    if such Guarantor is released or discharged from the underlying Guarantee of Indebtedness giving rise to the provision of a Subsidiary Guarantee pursuant to this Indenture.
(b)    The Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Subsidiary Guarantee, provided, however, that notwithstanding any failure by the Trustee to execute any such documents with respect to a Subsidiary Guarantee, such Subsidiary Guarantee shall be deemed for all purposes to have been automatically and unconditionally released as provided by Section 10.05(a).
(c)    Any Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 10.
ARTICLE XI.
SATISFACTION AND DISCHARGE
Section 11.01    Satisfaction and Discharge.
This Indenture will be discharged and will cease to be of further effect, as to all Notes issued hereunder, when:

(a)    either:
(1)    all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Issuer, have been delivered to the Trustee for cancellation; or
(2)    all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the sending of a notice of redemption or otherwise or will become due and payable or redeemable within one year, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in Dollars, Government Securities, or a combination of cash in Dollars and Government Securities, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption; provided, that that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any Applicable Premium Deficit only required to be deposited with the trustee on or prior to the date of redemption, and any Applicable Premium Deficit shall be set forth in an Officer’s Certificate delivered to the trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption;
(b)    no Default or Event of Default (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing) has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than resulting from the borrowing of funds to be applied to make such deposit and the grant of any Liens securing such borrowing) to which the Issuer is a party or by which the Issuer is bound;
(c)    the Issuer has paid or caused to be paid all sums payable by it under this Indenture; and
(d)    the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the Redemption Date, as the case may be.
In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent provided for in this Indenture relating to the satisfaction and discharge have been complied with.
Section 11.02    Deposited Cash and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 11.03, all cash and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 11.02, the “Trustee”) pursuant to Section 11.01 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest but such cash and securities need not be segregated from other funds except to the extent required by law.
Section 11.03    Repayment to Issuer.
Any cash or Government Securities deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, or interest on, any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) shall be discharged from such trust; and the Holder shall thereafter, as an unsecured creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such cash and securities, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such cash and securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such cash and securities then remaining shall be repaid to the Issuer.
ARTICLE XII.
MISCELLANEOUS
Section 12.01    Trust Indenture Act Not Applicable.
This Indenture shall not be required to be qualified under the TIA, as amended, and shall not be subject to the provisions thereunder.
Section 12.02    Notices.
Any notice or communication by the Issuer or the Trustee to the other is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next-day delivery, to the other’s address:
If to the Issuer:

WellCare Health Plans, Inc.
8735 Henderson Road
Renaissance One
Tampa, Florida 33634
Attention: Chief Financial Officer
Facsimile: (813) 206-6210.
with a copy to (which copy shall be delivered as an accommodation and shall not be required to be delivered in satisfaction of any requirement hereof):
Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022
Attention: Joshua Korff and Tim Cruickshank
Facsimile: (212) 446-4900
If to the Trustee:
The Bank of New York Mellon Trust Company, N.A.
10161 Centurion Pkwy. N., 2nd Floor
Jacksonville, Florida 32256
Attention: Corporate Trust Division - Corporate Finance Unit
Telecopier No.: (904) 645-1921
The Issuer or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.
All notices and communications (other than those sent to the Trustee or Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if sent by facsimile transmission; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next-day delivery. All notices and communications to the Trustee or Holders shall be deemed duly given and effective only upon receipt.
Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next-day delivery to its address shown on the Note Register.
If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
If the Issuer sends a notice or communication to Holders, it shall send a copy to the Trustee and each Agent at the same time.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Issuer elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Issuer agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.
Section 12.03    [Reserved]
Section 12.04    Certificate and Opinion as to Conditions Precedent.
Upon any request or application by the Issuer to the Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Trustee:
(a)    an Officer’s Certificate (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and
(b)    an Opinion of Counsel (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with; provided that no such Opinion of Counsel shall be required to be delivered in connection with the issuance of the Notes that are issued on the Issue Date.
Section 12.05    Statements Required in Certificate or Opinion.
Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:
(a)    a statement that the Person making such certificate or opinion has read such covenant or condition;
(b)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)    a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(d)    a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.
With respect to matters of fact, an Opinion of Counsel may rely on an Officer’s Certificate, certificates of public officials or reports or opinions of experts.
Section 12.06    Rules by Trustee and Agents.
The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.
Section 12.07    No Personal Liability of Directors, Officers, Employees and Stockholders.
No past, present or future director, officer, employee, incorporator, stockholder, member, manager or partner of the Issuer or any Restricted Subsidiary as such, shall have any liability for any Obligations of the Issuer or of the Guarantors under the Notes, this Indenture, any supplemental indenture, the Subsidiary Guarantees, if any, or for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver and release may not be effective to waive or release liabilities under the federal securities laws.
Section 12.08    Governing Law.
THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND ANY SUBSIDIARY GUARANTEE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
Section 12.09    No Adverse Interpretation of Other Agreements.
This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
Section 12.10    Successors.
All covenants and agreements of the Issuer in this Indenture and the Notes shall bind its successors. All covenants and agreements of the Trustee in this Indenture shall bind its successors.

Section 12.11    Severability.
In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 12.12    Counterpart Originals.
The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or electronic format (i.e., “pdf” or “tif”) transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic format (i.e., “pdf” or “tif”) shall be deemed to be their original signatures for all purposes.
Section 12.13    Table of Contents, Headings, etc.
The Table of Contents, Cross-Reference Table and Headings in this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.
Section 12.14    Waiver of Jury Trial.
EACH OF THE ISSUER, EACH SUBSIDIARY GUARANTOR, THE HOLDERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.
Section 12.15    Force Majeure.
In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
Section 12.16    Submission to Jurisdiction.

EACH PARTY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN THE COUNTY OF NEW YORK, AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE, SITTING IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK, IN ANY ACTION OR PROCEEDING TO ENFORCE ANY OF ITS OBLIGATIONS UNDER THIS INDENTURE OR WITH REGARD TO THE NOTES, AND AGREES NOT TO SEEK A TRANSFER OF ANY SUCH ACTION OR PROCEEDING ON THE BASIS OF INCONVENIENCE OF THE FORUM OR OTHERWISE (BUT EACH PARTY WILL NOT BE PREVENTED FROM REMOVING ANY SUCH ACTION OR PROCEEDING FROM A STATE COURT TO THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK). EACH PARTY AGREES THAT PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE SERVED UPON IT BY REGISTERED MAIL OR IN ANY OTHER MANNER PERMITTED BY THE RULES OF THE COURT IN WHICH THE ACTION OR PROCEEDING IS BROUGHT. EACH PARTY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION TO ANY SUCH SUIT, ACTION OR PROCEEDING THAT MAY BE BROUGHT IN SUCH COURTS WHETHER ON THE GROUNDS OF VENUE, RESIDENCE OR DOMICILE OR ON THE GROUND THAT ANY SUCH SUIT, ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
Section 12.17    FATCA Withholding.
In order to comply with applicable tax laws, rules and regulations (inclusive of directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time (“Applicable Law”) that a foreign financial institution, Issuer, Trustee, Paying Agent, Holder or other institution is or has agreed to be subject to related to this Indenture and the Notes, the Issuer agrees (a) to provide to the Trustee and/or any other Paying Agent upon its request information in the Issuer’s possession about applicable parties and/or transactions (including any modification to the terms of such transactions) so that the Trustee or any other Paying Agent can determine whether it has tax related obligations under Applicable Law, and (b) that the Trustee and/or any other Paying Agent shall be entitled to make any withholding or deduction from payments under this Indenture to the extent necessary to comply with Applicable Law for which the Trustee or any other Paying Agent shall not have any liability to the Issuer for its withholding or deduction from payment under this Indenture to the extent necessary to comply with Applicable Law.
[Signatures on following page]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the day and year first written above.

Issuer: WELLCARE HEALTH PLANS, INC.
By:	/s/ Andrew L. Asher
Name: Andrew L. Asher Title: Executive Vice President and Chief Financial Officer

Trustee: THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
By:	/s/ Lawrence M. Kusch
Name: Lawrence M. Kusch Title: Vice President

RULE 144A/REGULATION S APPENDIX

PROVISIONS RELATING TO NOTES

1.	Definitions

1.1	Definitions.
For the purposes of this Appendix the following terms shall have the meanings indicated below:
“QIB” means a “qualified institutional buyer” as defined in Rule 144A.
“Resale Restriction Termination Date” means, in the case of Restricted Notes sold in reliance on Rule 144A, the expiration of the applicable holding period with respect to such Notes set forth in Rule 144(d)(i) of the Securities Act and, in the case of Restricted Notes sold in reliance on Regulation S, 40 days after the later of the original issue date of such Notes and the date on which such Notes (or any predecessor of such Notes) was first offered to persons other than distributors (as defined in Rule 902 of Regulation S) in reliance on Regulation S.
“Transfer Restricted Notes” means Initial Notes or Additional Notes that bear or are required to bear the transfer restrictions legend set forth in Section 2.3(d)(i) hereof.
“Unrestricted Notes” means any Notes that are not Transfer Restricted Notes.

1.2	Other Definitions.

Term	Defined in Section:
“Permanent Regulation S Global Note”	2.1(b)
“Regulation S”	2.1(a)
“Regulation S Global Note”	2.1(b)
“Restricted Global Note”	2.1(a)
“Restricted Period”	2.1(b)
“Rule 144A”	2.1(a)
“Rule 144A Global Note”	2.1(a)
“Temporary Regulation S Global Note”	2.1(a)
2.

2.1	The Notes.
(a)    Form and Dating. Initial Notes offered and sold to QIBs in reliance on Rule 144A under the Securities Act (“Rule 144A”) (“Rule 144A Global Notes”) shall be issued initially in the form of one or more permanent Global Notes in definitive, fully registered form, and Notes offered and sold in reliance on Regulation S under the Securities Act (“Regulation S”), shall be issued initially in the form of one or more temporary Global Notes in fully registered form (“Temporary Regulation S Global Notes”), in each case, without interest coupons and with the Global Notes legend set forth in Exhibit A and the Restricted Notes legend set forth in Section 2.3(d) (each security, unless and until becoming an Unrestricted Note, a “Restricted Global Note”), which shall be deposited on behalf of the holders of the Notes represented thereby with the Trustee, as custodian for the Depositary (or with such other custodian as the Depositary may direct), and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. Additional Notes offered and sold to QIBs in reliance on Rule 144A shall be issued initially in the form of one or more permanent Rule 144A Global Notes, and Additional Notes offered and sold in reliance on Regulation S shall be issued initially in the form of one or more Temporary Regulation S Global Notes or Permanent Regulation S Global Notes, in each case, without interest coupons and with the Global Notes legend set forth in Exhibit A and the Restricted Notes legend set forth in Section 2.3, which shall be deposited on behalf of the holders of the Notes represented thereby with the Trustee, as custodian for the Depositary (or with such other custodian as the Depositary may direct), and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. Exchange Notes shall be issued (i) in the form of one or more permanent Global Notes in definitive, fully registered form without interest coupons and with the Global Notes legend set forth in Exhibit A, and shall be deposited on behalf of the holders of the Notes represented thereby with the Trustee, as custodian for the Depositary (or with such other custodian as the Depositary may direct), and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided or (ii) in definitive form as provided in Section 2.4.
(b)    Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Note deposited with or on behalf of the Depositary.
The Issuer shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Notes that (a) shall be registered in the name of the Depositary for such Global Note or Global Notes or the nominee of such Depositary and (b) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as custodian for the Depositary. Separate Global Notes shall be issued to represent Rule 144A Global Notes and Regulation S Global Notes so long as required by law or the Depositary.
Except as set forth in this Section 2.1(b), beneficial interests in a Temporary Regulation S Global Note will not be exchangeable for interests in a Rule 144A Global Note, a permanent global note (the “Permanent Regulation S Global Note” and, together with the Temporary Regulation S Global Note, the “Regulation S Global Note”) or any other Note prior to the expiration of the period through and including the 40th day after the later of the commencement of the offering of the Initial Note or Additional Note represented by such Temporary Regulation S Global Note and

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the closing of such offering (such period, the “Restricted Period”) and then, after the expiration of the Restricted Period, may be exchanged for interests in a Rule 144A Global Note or the Permanent Regulation S Global Note only upon certification in form reasonably satisfactory to the Issuer and the Trustee that beneficial ownership interests in such Temporary Regulation S Global Note are owned either by non-U.S. persons or U.S. persons who purchased such interests in a transaction that did not require registration under the Securities Act.
Prior to the expiration of the Restricted Period, beneficial interests in a Temporary Regulation S Global Note may be exchanged for beneficial interests in the Rule 144A Global Note only if (i) such exchange occurs in connection with a transfer of the Notes pursuant to Rule 144A, (ii) the transferor first delivers to the Trustee a written certificate to the effect that the beneficial interest in the Temporary Regulation S Global Note is being transferred to a Person who the transferor reasonably believes to be a QIB and is purchasing for its own account or the account of a QIB, in each case in a transaction meeting the requirements of Rule 144A, and (iii) the transfer is in accordance with all applicable securities laws of the states of the United States and other jurisdictions. After the expiration of the Restricted Period, such certification requirements shall not apply to such transfers of beneficial interests in a Restricted Global Note representing Regulation S Global Notes.
Beneficial interests in a Rule 144A Global Note that is a Transfer Restricted Note may be transferred to a Person who takes delivery in the form of an interest in the Regulation S Global Note, whether before or after the expiration of the Restricted Period, only if the transferor first delivers to the Trustee a written certificate to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if available).
The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as provided herein and in this Indenture.
(c)    Definitive Notes. Except as provided in Section 2.3 or 2.4, owners of beneficial interests in Restricted Global Notes shall not be entitled to receive Definitive Notes. Definitive Notes shall be exchangeable for beneficial interests in Global Notes only as provided in Section 2.3.

2.2	[Reserved].

2.3	Transfer and Exchange.
(a)    Transfer and Exchange of Global Notes. The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Note shall deliver to the Registrar a written order given in accordance with the Depositary’s procedures containing

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information regarding the participant account of the Depositary to be credited with a beneficial interest in the Global Note. The Registrar shall, in accordance with such instructions, instruct the Depositary to credit to the account of the Person specified in such instructions a beneficial interest in the Global Note and to debit the account of the Person making the transfer the beneficial interest in the Global Note being transferred.
(i)    Notwithstanding any other provisions of this Appendix, a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.
(ii)    In the event that a Restricted Global Note is exchanged for Definitive Notes pursuant to Section 2.4, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Transfer Restricted Notes intended to ensure that such transfers comply with Rule 144A or Regulation S or another applicable exemption under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Issuer.
(b)    Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Registrar with a request (x) to register the transfer of such Definitive Notes or (y) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:
(i)    shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and
(ii)    if such Definitive Notes are required to bear a Restricted Notes legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 2.3(c) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:
(A)    if such Definitive Notes are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or
(B)    if such Definitive Notes are being transferred to the Issuer or any Subsidiary of the Issuer, a certification to that effect; or

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(C)    if such Definitive Notes are being transferred (x) pursuant to an exemption from registration in accordance with Rule 144A, Regulation S or Rule 144 under the Securities Act; or (y) in reliance upon another exemption from the requirements of the Securities Act: (I) a certification to that effect and (II) if the Issuer so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(d)(i).
(c)    Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Rule 144A Global Note or a Permanent Regulation S Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:
(i)    certification that such Definitive Note is either (A) being transferred to a QIB in accordance with Rule 144A, or (B) being transferred after expiration of the Restricted Period by a Person who initially purchased such Note in reliance on Regulation S to a buyer who elects to hold its interest in such Note in the form of a beneficial interest in the Permanent Regulation S Global Note; and
(ii)    written instructions directing the Trustee to make, or directing the Custodian to make, an adjustment on its books and records with respect to such Rule 144A Global Note (in the case of a transfer pursuant to clause (c)(i)(A)) or Permanent Regulation S Global Note (in the case of a transfer pursuant to clause (c)(i)(B)) to reflect an increase in the aggregate principal amount of the Notes represented by the Rule 144A Global Note or Permanent Regulation S Global Note, as applicable, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Definitive Note and cause, or direct the Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Custodian, the aggregate principal amount of Notes represented by the Rule 144A Global Note or Permanent Regulation S Global Note, as applicable, to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Note or Permanent Regulation S Global Note, as applicable, equal to the principal amount of the Definitive Note so canceled. If no Rule 144A Global Notes or Permanent Regulation S Global Notes, as applicable, are then outstanding, the Issuer shall issue and the Trustee shall authenticate, upon receipt of an Issuer Order, a new Rule 144A Global Note or Permanent Regulation S Global Note, as applicable, in the appropriate principal amount.
(d)    Legend.
(i)    Except as permitted by the following subclauses (ii) and (iii), each Note certificate evidencing the Restricted Global Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

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For each Rule 144A Global Note:
THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE ISSUER THAT, UNTIL THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO THIS NOTE SET FORTH IN RULE 144(D)(I) OF THE SECURITIES ACT, (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.
For each Regulation S Global Note:
THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION

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UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT. THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE ISSUER THAT IT WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE FOREGOING RESALE RESTRICTIONS.
Each Definitive Note shall also bear the following additional legend:
IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.
Each Temporary Regulation S Global Note shall also bear the following legend:
THE RIGHTS ATTACHING TO THIS TEMPORARY REGULATION S GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING (I) THE EXCHANGE OF BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE FOR INTERESTS IN THE PERMANENT REGULATION S GLOBAL NOTE OR RULE 144A GLOBAL NOTE AND (II) THE TRANSFER OF INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE, ARE AS SPECIFIED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.
(ii)    The Issuer, acting in its discretion, may remove the Restricted Notes legend set forth in clause (d)(i) above from any Transfer Restricted Note at any time on or after the Resale Restriction Termination Date applicable to such Transfer Restricted Note. Without limiting the generality of the preceding sentence, the Issuer may effect such removal by issuing and delivering, in exchange for such Transfer Restricted Note, an Unrestricted Note without such legend, registered to the same Holder and in an equal principal amount, and upon receipt by the Trustee of an Issuer Order stating that the Resale Restriction Termination Date applicable to such Transfer Restricted Note has occurred and requesting the authentication and delivery of an Unrestricted Note in exchange

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therefor given at least three Business Days in advance of the proposed date of exchange specified therein (which shall be no earlier than such Resale Restriction Termination Date), the Trustee shall authenticate and deliver such Unrestricted Note to the Depositary or pursuant to such Depositary’s instructions or hold such Note as Custodian and shall request the Depositary to, or, if the Trustee is custodian of such Transfer Restricted Note, shall itself, surrender such Transfer Restricted Note in exchange for such Unrestricted Note without such legend and thereupon cancel such Transfer Restricted Note so surrendered, all as directed in such order.
For purposes of this Section 2.3(d)(ii), all provisions relating to the removal of the legend set forth in clause (d)(i) above shall relate, if the Resale Restriction Termination Date has occurred only with respect to a portion of the Notes evidenced by a Transfer Restricted Note, to such portion of the Notes so evidenced as to which the Resale Restriction Termination Date has occurred.
Each holder of any Notes evidenced by any Restricted Global Note, by its acceptance thereof, (A) authorizes and consents to, (B) appoints the Issuer as its agent for the sole purpose of delivering such electronic messages, executing and delivering such instruments and taking such other actions, on such holder’s behalf, as the Depositary or the Trustee may require to effect, and (C) upon the request of the Issuer, agrees to deliver such electronic messages, execute and deliver such instruments and take such other actions as the Depositary or the Trustee may require, or as shall otherwise be necessary to effect, the removal of the legend set forth in Section 2.3(d)(i) (including by means of the exchange of all or the portion of such Restricted Global Note evidencing such Note for a certificate evidencing such Note that does not bear such legend) at any time after the Resale Restriction Termination Date.
(iii)    Upon any sale or transfer of a Transfer Restricted Note pursuant to Rule 144 under the Securities Act, the Registrar shall permit the transferee thereof to exchange such Transfer Restricted Note for a Note that does not bear the legend set forth in clause (d)(i) above and rescind any restriction on the transfer of such Transfer Restricted Note, if the transferor thereof certifies in writing to the Registrar that, and if the Issuer or the Trustee so request, delivers an opinion of counsel to the effect that, such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Note).
(e)    Restrictions on Transfer of Temporary Regulation S Global Notes. During the Restricted Period, beneficial ownership interests in Temporary Regulation S Global Notes may only be sold, pledged or transferred in accordance with the Applicable Procedures of the Depositary and only (i) to the Issuer, (ii) in an offshore transaction in accordance with Regulation S (other than a transaction resulting in an exchange for an interest in a Permanent Regulation S Global Note) or (iii) pursuant to an effective registration statement under the Securities Act, in each case, in accordance with any applicable securities laws of any state of the United States.
(f)    Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, redeemed, purchased or canceled, such Global Note shall be returned to the Issuer for cancellation or retained and canceled by the

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Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, redeemed, purchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Custodian, to reflect such reduction.
(g)    No Obligation of the Trustee. The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.4	Definitive Notes.
(a)    A Global Note deposited with the Depositary or with the Trustee as custodian for the Depositary pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only in the circumstances described in Section 2.08 of this Indenture and only if such transfer complies with Section 2.3 hereof.
(b)    Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depositary or the Custodian located at its Corporate Trust Office to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in denominations equal to $2,000 or an integral multiple of $1,000 in excess thereof, and registered in such names as the Depositary shall direct. Any Definitive Note delivered in exchange for an interest in a Global Note shall, except as otherwise provided by Section 2.3, bear the Restricted Notes legend and Definitive Notes legend.
(c)    In no event shall beneficial interests in the Temporary Regulation S Global Note be transferred or exchanged for Definitive Notes prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) of Regulation S under the Securities Act.

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EXHIBIT A

[Form of Face of Note]
[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]1
[Rule 144A Restricted Note Legend]
THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE ISSUER THAT, UNTIL THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO THIS NOTE SET FORTH IN RULE 144(D)(I) OF THE SECURITIES ACT, (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION
______________________
1Note: To be included in a Global Note

STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) INACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.
[Regulation S Restricted Note Legend]
THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT. THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE ISSUER THAT IT WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE FOREGOING RESALE RESTRICTIONS.
[Temporary Regulation S Restricted Note Legend]
THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT. THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE ISSUER THAT IT WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE FOREGOING RESALE RESTRICTIONS.
THE RIGHTS ATTACHING TO THIS TEMPORARY REGULATION S GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING (I) THE EXCHANGE OF BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE FOR INTERESTS IN THE PERMANENT REGULATION S GLOBAL NOTE OR RULE 144A GLOBAL NOTE AND (II) THE TRANSFER OF INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE, ARE AS SPECIFIED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

GLOBAL NOTE
5.375% SENIOR NOTES DUE 2026
CUSIP ______
ISIN ______
No.     $
WELLCARE HEALTH PLANS, INC.
promises to pay to CEDE & CO., or registered assigns, the principal sum of ________________ Dollars ($ _____________) on August 15, 2026.
Interest Payment Dates: February 15 and August 15, commencing February 15, 2019.
Record Dates: February 1 and August 1
Dated: _______________, 20

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officer.
Dated ____________, 20
WELLCARE HEALTH PLANS, INC.

By:	Name: Title:
This is one of the
Notes referred to in the
within-mentioned Indenture:
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. as Trustee

By:	Authorized Signatory
Dated __________ ____, 20_____

(Back of Note)
5.375% Senior Notes due 2026
Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.
Interest. WellCare Health Plans, Inc., a Delaware corporation (the “Issuer”), promises to pay interest on the principal amount of this Note at 5.375% per annum until maturity. The Issuer shall pay interest semi-annually on February 15 and August 15 of each year, commencing February 15, 2019, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Interest shall accrue from the most recent date to which interest has been paid on the Notes (or one or more Predecessor Notes) or, if no interest has been paid, from August 13, 2018. The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time at a rate that is 1.0% per annum in excess of the interest rate then in effect under the Indenture and this Note; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods), from time to time at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

2.
Method of Payment. The Issuer shall pay interest on the Notes (except defaulted interest) to the Persons in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the August 1 or February 1 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.14 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium, if any, and interest at the office or agency of the Issuer maintained for such purpose, or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders at their addresses set forth in the Note Register; provided, however, that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest and premium, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuer or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.
Paying Agent and Registrar. Initially, The Bank of New York Mellon Trust Company, N.A., the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer or any of its Restricted Subsidiaries may act in any such capacity.

4.
Indenture. The Issuer issued the Notes under an Indenture dated as of August 13, 2018 (as amended and supplemented, the “Indenture”) between the Issuer and the Trustee. The terms of the Notes include those stated in the Indenture and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5.	Optional Redemption.
(a)    Except as set forth in this paragraph 5 and as provided in the Indenture, the Notes shall not be redeemable at the option of the Issuer prior to August 15, 2021.
(b)    At any time prior to August 15, 2021, the Issuer may on any one or more occasions redeem all or a part of the Notes, upon notice as described in Section 3.03 of the Indenture, at a Redemption Price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but not including, the Redemption Date (subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date).
(c)    At any time prior to August 15, 2021, the Issuer may on any one or more occasions redeem the Notes, in an aggregate principal amount not to exceed 40% of the aggregate principal amount of Notes (which includes Additional Notes, if any) issued prior to the Redemption Date upon notice as described in Section 3.03 of the Indenture, at a Redemption Price equal to 105.375% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to, but not including, the Redemption Date (subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date), with an amount equal to the net cash proceeds of an Equity Offering; provided that:
(i)    at least 50% of the aggregate principal amount of Notes (including any Additional Notes, but excluding Notes held by the Issuer or its Subsidiaries) remains outstanding immediately after the occurrence of such redemption, unless all such Notes are redeemed substantially concurrently with the redemption of Notes pursuant to this paragraph 5(c); and
(ii)    the redemption occurs within 180 days after the closing date of such Equity Offering.
(d)    On or after August 15, 2021, the Issuer may on any one or more occasions redeem all or a part of the Notes, upon notice as described in Section 3.03 of the Indenture, at the Redemption Prices set forth below, plus accrued and unpaid interest, if any, on the Notes redeemed, to, but not including, the Redemption Date. The following prices are for Notes redeemed during the 12 month period beginning on August 15 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date, plus accrued and unpaid interest, if any, to, but not including, the Redemption Date, and are expressed as percentages of the principal amount:

Year	Redemption Price
2021	104.031%
2022	102.688%
2023	101.344%
2024 and thereafter	100.000%

6.	Mandatory Redemption.
Except as set forth in Section 3.09 of the Indenture, the Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

7.	Repurchase at Option of Holder.
(a)    Upon the occurrence of a Change of Control Event, Article 3 and Section 4.15 of the Indenture shall apply to the extent applicable.
(b)    If the Issuer or any of its Restricted Subsidiaries consummates an Asset Sale, Article 3 and Section 4.11 of the Indenture shall apply to the extent applicable.

8.	Notice of Redemption.
(a)    Notice of redemption shall be sent at least 30 days but not more than 60 days before the Redemption Date to each Holder whose Notes are to be redeemed at its registered address (or electronically for Global Notes). Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the Redemption Date interest ceases to accrue on Notes or portions thereof called for redemption.
(b)    Notice of a Special Mandatory Redemption shall be sent in accordance with Section 3.09 of the Indenture.

9.
Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000. This Note shall represent the aggregate principal amount of outstanding Notes from time to time endorsed hereon and the aggregate principal amount of Notes represented hereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

10.	Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

11.	Amendment, Supplement and Waiver. The Issuer and the Trustee may amend or supplement the Indenture or the Notes in accordance with Article 9 of the Indenture.

12.	[Reserved].

13.
Trustee Dealings with Issuer. Subject to certain limitations, the Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee.

14.
No Recourse Against Others. No past, present or future director, officer, employee, incorporator, stockholder, member, manager or partner of the Issuer or any Restricted Subsidiary, as such, shall have any liability for any Obligations of the Issuer or of the Guarantors under this Note, the Indenture, any supplemental indenture, the Subsidiary Guarantees, if any, or for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each Holder by accepting a Note waives and releases all such liability.

15.	Authentication. This Note shall not be valid until authenticated by manual, facsimile or electronic signature of the Trustee or an authenticating agent.

16.
Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

17.
CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

18.	Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS NOTE WITHOUT GIVING EFFECT

TO APPLICABLE PRINCIPALS OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
The Issuer shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:
WellCare Health Plans, Inc.
8735 Henderson Road
Renaissance One
Tampa, Florida 33634
Attention: General Counsel
Telecopier No.: (813) 206-6210.

OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.11 or 4.15 of the Indenture, check the box below:
☐ Section 4.11
☐ Section 4.15
If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.11 or Section 4.15 of the Indenture, state the amount you elect to have purchased: $ _____________

Dated:

Your Signature
(Sign exactly as your name appears on the Note)

Taxpayer Identification No.:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

ASSIGNMENT FORM
To assign this Note, fill in the form below.
I or we assign and transfer this Note to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)
and irrevocably appoint agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him

Dated:

Your Signature
Sign exactly as your name appears on the other side of this Note.

SIGNATURE GUARANTEE
(Signatures must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.
[Include the following only if the Restricted Notes legend is included hereon]
In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the applicable holding period with respect to the Notes set forth in Rule 144(d)(i) of the Securities Act (or, in the case of Regulation S Notes, prior to the expiration of the Restricted Period), the undersigned confirms that such Notes are being transferred in accordance with their terms:

CHECK ONE BOX BELOW

(1)	☐	to the Issuer or a Subsidiary of the Issuer; or
(2)	☐	pursuant to a registration statement that has been declared effective under the Securities Act of 1933; or
(3)	☐
for so long as the Notes are eligible for resale pursuant to Rule 144A, to a person who the undersigned reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that is purchasing for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(4)	☐
pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

(5)	☐	pursuant to another exemption from registration under the Securities Act of 1933 (other than Regulation S under the Securities Act of 1933).
Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4) or (5) is checked, the Issuer and the Trustee shall be entitled to require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as each of the Issuer and the Trustee has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.
Signature:
TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.
The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer and any Subsidiary Guarantors as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

Notice: To be executed by an executive officer.

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE
The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Custodian

EXHIBIT B
[FORM OF SUPPLEMENTAL INDENTURE – SUBSIDIARY GUARANTOR]
SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of ________________, among (i) each of the subsidiaries of WellCare Health Plans, Inc. (or its successor), a Delaware corporation (the “Issuer”), identified as a “New Guarantor” on Schedule I-A hereto (each, a “New Guarantor”), and (ii) The Bank of New York Mellon Trust Company, N.A., as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H:
WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an Indenture (the “Original Indenture”) dated as of August 13, 2018, providing for the issuance of 5.375% Senior Notes due 2026 (the “Notes”);
WHEREAS, Section 4.16 of the Indenture provides that under certain circumstances the Issuer is required to cause each New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which such New Guarantor shall unconditionally guarantee all the Issuer’s obligations under the Notes pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein; and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee and the Issuer are each authorized to execute and deliver this Supplemental Indenture;
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantors, the Issuer and the Trustee mutually covenant and agree for the benefit of the Holders of the Notes as follows:
1.    Guarantee. Each New Guarantor hereby, jointly and severally with each other New Guarantor, unconditionally guarantees the Issuer’s obligations under the Notes on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes.
2.    Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
3.    Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF

D-1

CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
4.    Trustee Makes No Representation. The Trustee makes no representation as to the validity, adequacy or sufficiency of this Supplemental Indenture or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Issuer and not by the Trustee and the Trustee assumes no responsibility for their correctness.
5.    Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
6     Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.
7.    Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

D-2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.
[NEW GUARANTOR]

By:
Name:
Title:

WELLCARE HEALTH PLANS, INC.

By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Name:
Title:

[Signature Page to Form of Supplemental Indenture – Subsidiary Guarantor]